UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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La-Z-Boy Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Day:	Wednesday, August 24, 2016
Time:	9:30 a.m., Eastern Daylight Time
Place:	The Westin Detroit Metropolitan Airport Wright Room 2501 Worldgateway Place Romulus, Michigan

Monroe, Michigan
July 13, 2016

To our shareholders:

We invite you to attend our 2016 annual meeting of shareholders to be held Wednesday, August 24, 2016, in the Wright Room of The Westin Detroit Metropolitan Airport, located at 2501 Worldgateway Place, Romulus, Michigan. Only shareholders of record at the close of business on June 30, 2016, will be entitled to vote at the meeting. At the meeting, we intend to:

•
Elect nine directors for one-year terms expiring in 2017;

•
Hold a non-binding advisory vote on a proposal to approve the compensation of our named executive officers;

•
Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017; and

•
Transact any other business that properly comes before the meeting.

The board of directors recommends a vote “FOR” each director and each proposal. The proxy holders will use their discretion to vote on any other matters that come before the shareholders at the annual meeting.

We encourage you to exercise your right as a shareholder and cast your vote promptly. If you received a paper copy of the proxy materials, you may vote by mail by signing, dating, and returning the enclosed proxy card in the accompanying envelope. You may also vote by telephone or on the Internet (see the instructions attached to the proxy card or on the Notice of Internet Availability of Proxy Materials). Even if you vote by one of these methods prior to the meeting, you may still vote your shares in person at the meeting, and doing so will revoke your previous vote.

BY ORDER OF THE BOARD OF DIRECTORS

James P. Klarr,
Secretary

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Proxy Summary

When:	Where:
August 24, 2016 at 9:30 A.M. (Eastern)	The Westin Detroit Metropolitan Airport Wright Room 2501 Worldgateway Place Romulus, Michigan
Proposals
1. Elect nine directors 2. Advisory approval of our executive compensation 3. Ratify the selection of an independent registered public accounting firm

How:

Online www.proxyvote.com	By Phone 1.800.690.6903	By Mail Completing, signing and returning your proxy card	In Person With proof of ownership and a valid photo ID

We are furnishing this proxy statement, form of proxy and accompanying materials to our shareholders on or about July 13, 2016.

Our Board Nominees

Nominee	Director since	Primary (or Former) Occupation	Committees
Kurt Darrow	2003	Our Chairman, President and CEO
Sarah Gallagher*	Nominee	Former President of Ralph Lauren North America e-commerce	+Comp; +Nom & Govern
Edwin Holman*	2010	Former CEO of Macy’s Central, a division of Macy’s Inc.	Audit; Comp (C)
Janet Kerr*	2009	Vice Chancellor, Pepperdine University	Comp; Nom & Govern
Michael Lawton*	2013	Former Executive Vice President and CFO, Domino’s Pizza, Inc.	Audit (C); Comp
Dr. George Levy*	1997	Otorhinolaryngologist	Comp; Nom & Govern
Alan McCollough*	2007	Former Chairman and CEO of Circuit City Stores, Inc.	Audit
Lauren Peters*	Nominee	Executive Vice President and CFO of Foot Locker, Inc.	+Audit; + Nom & Govern
Dr. Nido Qubein*	2006	President of High Point University	Comp; Nom & Govern (C)

* Independent directors (C)- Committee chair

+ Planned, if elected

Governance Highlights

•
Annually elected directors, no classified board

•
89% independent board

•
100% independent committees

•
Strong lead director

•
Regular executive sessions of independent directors

•
Annual board and committee evaluations

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PROXY STATEMENT

Operations Highlights

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Executive Compensation Highlights

Compensation Program

Key Elements	Key Terms
Base Salary	Annual merit increases based on individual performance, market comparison and total salary budget
Management Incentive Plan (MIP)	Annual incentive focused on sales (40%) and operating margin (60%). Maximum award 200% target
Stock Options	Price at share value on grant date. Four year vesting; ten year term.
Performance-based stock awards	3-year award cycle with annual goals, payouts made after the full 3 year period is complete
Performance-based retirement plan	Annual contribution (35% CEO; 25% NEOs) based on operating income performance

	What we do		What we don’t do
✓	Pay for performance – emphasizing variable pay linked to our financial or market results	X	Provide employment agreements
✓	Executive stock ownership guidelines – to align executives’ interests with our shareholders	X	Gross up excise taxes upon change in control
✓	Use relative total shareholder return (TSR) in long-term performance award	X	Reprice options without shareholder approval
✓	Base company contributions to executive compensation retirement plans on performance	X	Pay dividends on unearned performance shares or units
✓	Mitigate undue risk with caps on potential incentive payments and a clawback policy
✓	Utilize double-trigger change in control agreements
✓	Include only independent directors on the compensation committee
✓	Engage an independent compensation consulting firm to assist the compensation committee
✓	Align severance and change in control arrangements with market practices
✓	Prohibit executives from hedging and short selling of our shares

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Proxy Summary

Ways you can vote

Online www.proxyvote.com	By Phone 1.800.690.6903	By Mail Completing, signing and returning your proxy card	In Person With proof of ownership and a valid photo ID

The Board of Directors recommends you vote
• FOR each director nominee • FOR approval of the compensation of our executive officers • FOR ratifying the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm

PROXY STATEMENT  | 2016  5

2016 Proxy Statement

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Corporate Governance

Board of Directors

Our board of directors is committed to good governance practices that further the company’s strategic growth plans and enhance shareholder value over the long term, while also considering the interests of other stakeholders, including our employees, customers, vendors, and the communities we impact. The board oversees the company’s performance, including its strategic direction and critical corporate policies that have the largest impact on our operations. In exercising its oversight responsibility, the board evaluates the performance of our president and chief executive officer and directs succession planning for the chief executive officer, directors, and, to the degree appropriate, other leadership positions. The board monitors our strategic plan, our performance against the plan, and management’s assessment and remediation of the company’s risks. The board regularly reviews our governance practices and processes to ensure they remain effective, making changes when appropriate. It also monitors the company’s culture to ensure we maintain the highest levels of ethics and integrity, especially with respect to our financial statements and disclosures.

In the following section, we describe our governance policies and practices. Our governance guidelines can be found on our website at http://investors.la-z-boy.com, under “Corporate Governance,” and they address our policies related to director selection, membership criteria, independence, orientation, and assessment of board performance. At the same site, we post our other key governance documents, such as the lead director charter, the charters for each of the board’s key committees, and our Code of Business Conduct.

Leadership Structure

Our current leadership structure incorporates a combined position of chairman and chief executive officer reporting to a board of otherwise independent directors, and working with a strong independent lead director. At the time we combined the roles of chairman and CEO, we felt it was imperative that the leadership of the company be focused in one position to ensure effective leadership to implement our strategic plan and initiatives. The interaction between management and board roles related to strategic and long-term planning calls for a more streamlined and accountable leadership structure. At the same time, our strong, effective independent lead director and independent committees ensure significant oversight over company management. We believe this structure has worked well for us and remains the appropriate structure for our company.

Our Corporate Governance Guidelines require that when the roles of our chairman and CEO are combined, we elect an independent lead director. Our lead director serves as the principal liaison between our independent directors and our chairman, facilitating a steady stream of communications between management and our independent directors. Among other duties, the lead director:

•
collaborates on the board and committee meeting agendas;

•
solicits and recommends matters for the board and committees to consider;

•
advises the chairman as to the quality, quantity, and timeliness of the information submitted to the directors;

•
calls meetings of the independent directors or calls for executive sessions during board meetings;

•
serves as chairman of the meetings of the independent directors or executive sessions of the board;

•
collaborates with committee chairs to ensure board work is conducted at the appropriate level, coordinating on issues involving multiple committees;

•
meets with our CEO to discuss his performance;

•
communicates directly with shareholders when appropriate; and

•
presides at board meetings when the chairman is absent.

In light of our strong independent lead director structure, annual evaluations of the lead director’s performance, a board composed almost solely of independent directors, ready access to management by the directors, and regular executive session meetings without management, our board exercises effective oversight of our executive chairman, and the current leadership structure operates efficiently to protect and advance the interests of our shareholders.

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Corporate Governance

Board Risk Oversight

While management is responsible for the day-to-day assessment, monitoring and remediation of the company’s risks, our board of directors is responsible for oversight of these risk activities. To ensure vigilant monitoring of the risks, the board has delegated risk oversight to various committees while maintaining certain key risks, such as cybersecurity, at the full board level. The board has directed the nominating and governance committee to assign oversight of the various risk categories, including strategic, operational, IT, and financial risk, to the various committees or the full board, while ensuring that all risks, including any emerging risks, are monitored. The nominating and governance committee regularly reviews management’s enterprise risk management process, which is incorporated in the company’s strategic planning process, to identify new and emerging risks.

Each committee regularly reviews and reports to the board on its respective risk categories. Throughout the year, our board and board committees review and discuss the various risks confronting the company, paying special attention to new operating and strategic initiatives. Our nominating and governance committee and our board as a whole encourage open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that enterprise risk management is part of our corporate culture.

Corporate Responsibility

We work diligently to reduce and manage our environmental footprint and learn and build on our experiences as we continue our environmentally sustainable journey forward. Our strong commitment to responsible stewardship of the environment includes integrating environmentally sound and sustainable business practices into our daily business decisions. We are focused on reducing waste, increasing recycling and energy efficiency, and consuming fewer resources.

We currently have ten locations registered under the American Home Furnishings Alliance (AHFA) Enhancing Furniture’s Environmental Culture (EFEC) program, including the La-Z-Boy upholstery plants, La-Z-Boy casegoods facilities, and our cut and sew center in Saltillo, Mexico (the first international facility to be EFEC registered). The EFEC program is an environmental management system designed by AHFA that requires strong environmental programs and analysis of environmental impacts. We are working to obtain EFEC registration for our new world headquarters in 2016, which would complement the LEED Silver certification we received for our new world headquarters from the U.S. Green Building Council. Our 120-acre headquarters’ site includes a geothermal heating system and an endangered oak savanna ecosystem, which we have committed to preserve. Three of our business units, including the La-Z-Boy upholstery operations, are registered by AHFA as Sustainable By Design. The Sustainable By Design program provides a roadmap for home furnishings companies to create a corporate culture of conservation and environmental stewardship by integrating socioeconomic policies and sustainable business practices into their manufacturing operations and sourcing strategies.

Over a recent six-year period (2008–2014), our La-Z-Boy upholstery plants reduced their energy consumption by 22 percent and eliminated more than 7.7 million pounds of waste going to the landfill per year. We now reuse, recycle or reutilize 91 percent of the waste generated from these manufacturing operations. Four of our plants (in Arkansas, California, Missouri, and Tennessee) now send nothing to the landfill and have been recognized with sustainability awards. We continue to utilize renewable wood fuels generated on site for the production of steam used in some of our processes, and we sell excess wood residuals for further reuse by other industries. Wood fuel from sustainably managed forests is a renewable energy source that helps reduce greenhouse gas emissions and eliminate solid waste disposal.

We have worked to reduce our retail stores’ environmental footprint by using greener construction materials, lowering our energy use, and reducing waste. We transitioned to eco-friendly paint, rubber wall base, and vinyl and carpet flooring, and we are adding recycling bins at our stores and reducing the amount of packaging we use. We are currently converting our retail store lighting systems to LED light-bulbs, and we are piloting a new energy-management system to further reduce energy waste.

We obtain many of our wood materials and components from suppliers that have implemented sustainable forest management practices or from sustainable plantation-grown renewable rubber wood.  We use other wood- and fiber-based materials made with recycled or recovered paper.  Our furniture designs have won the “Innovative Green Design Award (IGDA)” from New York House magazine by demonstrating outstanding effort to provide environmentally-friendly furniture to consumers. We have also won the American Society for Furniture Designers Pinnacle Green Leaf Award given for distinguished designs that are also eco-friendly.

We have not reached our ultimate destination, but we strive every day to be greener than we were the day before.

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Corporate Governance

Succession Planning

Our board of directors engages in an effective planning process to identify, evaluate and select potential successors to the CEO and other members of executive management. The CEO provides quarterly updates to the directors of the significant changes in key personnel and annually reviews with the board executive management succession planning. Each board member has complete and open access to any member of management. The senior members of management are invited regularly to make presentations at board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executive’s skill and character. The board periodically reviews and revises as necessary the company’s emergency management succession plan, which details the actions to be taken by specific individuals in the event the CEO suddenly dies or becomes incapacitated.

Director Selection

Our nominating and governance committee is responsible for recommending director candidates to fill current and anticipated board vacancies. The committee identifies and evaluates potential candidates from recommendations from the committee’s own members, referrals from other board members, management, shareholders, or other outside sources, including professional recruiting firms. (For information on how to propose a candidate to the committee or nominate a director, see “Next Annual Meeting—Shareholder Proposals for the 2017 Annual Meeting,” page 55.) In evaluating proposed candidates, the committee may review their résumés, obtain references, and conduct personal interviews. The committee considers, among other factors, the board’s current and future needs for specific skills and the candidate’s experience, leadership qualities, integrity, diversity, ability to exercise mature judgment, independence, and ability to make the appropriate time commitment to the board. The committee strives to ensure the board has a rich mix of relevant skills and experiences to address the company’s needs as dictated by our strategic plan.

In anticipation of future retirements of current directors, the committee reviewed the skills desired to complement those of the remaining directors and engaged SpencerStuart to identify and recruit qualified candidates. After reviewing the qualifications of the potential pool of candidates proposed by SpencerStuart, and narrowing the field to a handful of candidates, each of our chairman, lead director and chair of the nominating and governance committee interviewed the candidates. Based on the committee’s review, the candidates’ résumés, and director interviews with the potential candidates, the committee recommended and the board approved the nomination of Sarah M. Gallagher and Lauren B. Peters.

Director Independence

Our board of directors strongly supports the concept of director independence, and only our chairman is an insider. Consistent with the NYSE rules, our Corporate Governance Guidelines require that a majority of our directors be independent, and we limit membership on each of our committees to independent directors.

Our board annually reviews and determines if any director has any material relationship with our company, our management, or our other directors that would impede the director’s autonomy. As reflected in our Corporate Governance Guidelines, a director cannot be deemed independent if, in the previous three years, either the director or an immediate family member:

•
was employed by our company or our independent registered public accounting firm;

•
was employed by a company with a compensation committee that included one of our executive officers;

•
received more than $120,000 during any 12-month period in direct compensation from La-Z-Boy, other than director compensation or pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service); and
•
was an executive officer or employee of an entity that made payments to or received payments (other than contributions to a tax-exempt organization or charity) from us for property or services that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues.

In addition, our board has adopted the following categorical standards to clarify if a relationship is material. We will not treat a relationship as material if:

•
A director is an executive officer, director, or shareholder of a company that does business with us and the annual revenues derived from that business are less than 1% of each company’s total revenues;

•
A director is an executive officer, director, or shareholder of a company that is indebted to us, or to which we are indebted, and the total amount of each

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Corporate Governance

company’s indebtedness to the other is less than 1% of the total consolidated assets of each company; or a director is an executive officer, director, or shareholder of a bank or other financial institution (or its holding company) that extends credit to us on normal commercial terms and the total amount of our indebtedness to the bank or other financial institution is less than 3% of our total consolidated assets;

•
A director is an executive officer or director of a company in which we own common stock but our interest is less than 5% of that company’s total shareholders’ equity;

•
A director’s family member is or was employed by us in a non-executive capacity with compensation that has not exceeded $120,000 in any fiscal year;

•
A director is a director, officer, or trustee of a charitable organization to which we contribute, but our annual contributions (exclusive of gift-match payments) are less than 1% of the organization’s total annual charitable receipts, all of our contributions were approved through our normal approval process, and no contribution was made on behalf of any of our officers or directors; or a director is a director of the La-Z-Boy Foundation; or
•
A director is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, our payments to the firm during a fiscal year do not exceed 1% of the firm’s gross revenues, and the director’s relationship with the firm is such that the director’s compensation is not linked directly or indirectly to our payments to the firm.

Following the NYSE listing standards and our Corporate Governance Guidelines described above, our board of directors has determined that each of our directors other than our chairman/CEO is – and each of our new director nominees upon election will be – an “independent” director.

Related Party Transactions

Our Code of Business Conduct, which applies to all of our employees and directors, requires that any potential conflict of interest be either avoided or fully disclosed to our president, secretary, or audit committee chairman. Each year, we require our directors and executive officers to disclose any transactions between them or their immediate family members and the company. The audit committee reviews any transactions related to directors or executive officers reported and takes appropriate action. We will disclose on our website any waivers of the Code of Business Conduct granted to our directors or executive officers. We granted no waivers in fiscal 2016.

Stock Ownership Requirements

We encourage significant stock ownership by our directors and executive management to align the interests of our leadership with those of our shareholders. We have established stock ownership guidelines that require each non-employee director to own La-Z-Boy equity (including deferred or restricted stock units) at least equal in value to a multiple of the director’s annual cash retainer or salary:

Non-employee directors	5x
CEO	5x
Other named executive officers	3x
Other executives	1x

As of April 30, 2016, each director other than Mr. Lawton, who is in his third year as a director, had met the ownership requirements. Under our guidelines, Mr. Lawton has until May 1, 2019, to meet the requirement. We prohibit directors, officers, or employees from engaging in short-term speculative trading in our shares, including short sales, trading in puts and calls, or buying on margin.

Majority Vote Standard for Director Elections

Our Corporate Governance Guidelines require that any director who fails to receive a majority of votes cast in an uncontested election must submit his or her resignation at the board meeting that immediately follows the annual shareholders’ meeting. The other directors must then act on the resignation at or before the next regularly scheduled meeting and publicly report the board’s decision. An election is treated as contested for purposes of this rule if there are more nominees for board seats than there are positions to be filled by election at the meeting.

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Corporate Governance

Communication with the Company or the Directors

Interested parties may communicate their comments, concerns or questions about La-Z-Boy to the company, or specifically to our chairman, lead director, or any or all of our other directors, by letter addressed to them and sent by U.S. mail to the attention of the Corporate Secretary at:

La-Z-Boy Incorporated One La-Z-Boy Drive Monroe, Michigan 48162

The corporate secretary reviews and compiles any communications received, provides a summary of any lengthy or repetitive communications, and forwards them to the appropriate director or directors. The complete communication is provided when requested by the appropriate director or directors.

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Board and Committee Operations

Our board of directors met five times during fiscal 2016. At most meetings, the non-employee directors met in executive session, chaired by our lead director, without management present. During fiscal 2016, each of our current directors attended at least 75 percent of the meetings of the board and committees on which the director served. All of the current directors attended the 2015 shareholders’ meeting, and we expect all the nominated directors to attend the 2016 shareholders’ meeting.

We currently have three standing committees of the board: the audit, compensation, and nominating and governance committees. Each committee is composed of only independent directors. Each committee operates under its own charter (which can be found at http://investors.la-z-boy.com, under “Corporate Governance”) and has the ability to engage independent consultants and advisors at the company’s expense to assist the committee in fulfilling its duties. During fiscal 2016, we reduced the size of our board from 11 to 9 members and as a result reorganized our committee memberships. In addition, anticipating that our former lead director would retire at this year’s shareholders’ meeting, we elected a new lead director and new chairs of the compensation and nominating and governance committees. While our board chairman is not a member of any of the board committees, he coordinates the agendas and activities of the committees with the lead director and each committee chair. Our current lead director serves on our audit committee and generally attends the meetings of the compensation and nominating and governance committees. The current membership and chair of each of the committees are shown in the following table:

Current Committee Membership

Name	Audit	Compensation	Nominating and Governance
Kurt L. Darrow (Chairman and CEO)
Richard M. Gabrys	✓		✓
David K. Hehl	✓		✓
Edwin J. Holman	✓	Chair
Janet E. Kerr		✓	✓
Michael T. Lawton	Chair	✓
H. George Levy, MD		✓	✓
W. Alan McCollough (Lead Director)	✓
Dr. Nido R. Qubein		✓	Chair

We expect Sarah M. Gallagher, if elected, to join the compensation and nominating and governance committees and Lauren B. Peters, if elected, to join the audit and nominating and governance committees.

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Board and Committee Operations

Audit Committee

Key oversight duties:

•
Financial reporting process

•
Compliance with legal and regulatory requirements

•
Effectiveness of our internal and external audit functions

•
Selection of the independent registered public accounting firm

Members:	Michael T. Lawton (Chair) Richard M. Gabrys David K. Hehl Edwin J. Holman W. Alan McCollough
Fiscal 2016 meetings: 9

The committee monitors our auditor’s independence, annually requests and reviews the firm’s written statement of relationships with the company, and reviews and limits our use of our outside auditors for non-audit work. The committee reviews the staff assigned to our audit and ensures the lead partner is rotated at least once every five years. The committee discusses with management and our outside auditor the quality and adequacy of our internal controls for financial reporting. Each member meets the enhanced independence standards for audit committees established in the SEC and NYSE listing standards, is financially literate, and is an audit committee financial expert within the meaning of the SEC rules. The committee does not provide any professional certification of our outside auditor’s work or any expert or special assurance about our financial statements.

For further discussion of the audit committee’s activities, see “Audit Committee Report” below at page 52.

Compensation Committee

Key Oversight Duties: • Executive and director cash and equity compensation programs • Evaluating the CEO’s and executive officers’ performance	Members:	Edwin J. Holman, Chairman Janet E. Kerr Michael T. Lawton H. George Levy, MD Dr. Nido R. Qubein
Fiscal 2016 meetings: 4

Only directors who meet standards of independence promulgated by the SEC (i.e., “non-employee director” as defined in the rules under Section 16 of the Securities Exchange Act of 1934), the Internal Revenue Service (i.e., “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code), and the NYSE listing standards may serve on the committee. The committee obtains advice on executive compensation matters from an independent outside compensation consultant (Korn Ferry Hay Group since fiscal 2010). Each year, the committee reviews and discusses the independence of its advisers pursuant to NYSE rules, and it has determined that Korn Ferry Hay Group is independent and its work for the committee does not raise any conflicts of interest. The committee annually produces a report on executive compensation for inclusion in the proxy statement (see “Compensation Committee Report” below).

Compensation Committee Interlocks and Insider Participation. The committee currently consists of the directors named as members in the box above. Mr. McCollough served as chair of the committee until August 2015, when he left the committee to undertake his duties as lead director. Mr. Gabrys also left the committee in August to become a member of the nominating and governance committee. At the same time, Mr. Holman and Ms. Kerr joined the committee, and Mr. Holman was named committee chair. Mr. Lawton and Drs. Levy and Qubein served on the committee throughout fiscal 2016. None of our named executive officers serves on the board of directors of any company that employs a member of our compensation committee.

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Board and Committee Operations

Nominating and Governance Committee

Key Oversight Duties: • Board governance practices • Director candidates • Enterprise risk management process	Members:	Dr. Nido R. Qubein, Chairman Richard M. Gabrys David K. Hehl Janet E. Kerr H. George Levy, MD
Fiscal 2016 meetings: 5

Our nominating and governance committee is composed entirely of independent directors. The committee makes recommendations on general corporate governance issues including the size, structure, and composition of the board and its committees. The committee also assists our board in overseeing our risks, including risk assessment, mitigation, and the determination of risk tolerance levels. See “Risk Oversight” above for more discussion of our risk oversight process. The committee’s charter can be found on our website at http://investors.la-z-boy.com, under “Corporate Governance.”

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Share Ownership

Directors and Executive Officers

The following table shows the beneficial ownership of our common stock by each director, director nominee, each executive officer named in the Summary Compensation Table, and all directors and current executive officers as a group as of the record date for the annual meeting. The table and footnotes also contain information about restricted stock units credited to the non-employee directors that derive their value based on the market value of our shares. None of the shares shown in the table are pledged as security.

	Number of Shares or Units
Beneficial Owner	Common Stock(1)(2)	Percent of Class	Units Settleable in Cash(3)
Mark S. Bacon, Sr.	116,339	*	—
J. Douglas Collier	118,689	*	—
Kurt L. Darrow	891,271	1.80	—
Darrell D. Edwards	48,692	*	—
Richard M. Gabrys	40,021	*	16,514
Sarah M. Gallagher	—		—
David K. Hehl(5)	56,477	*	16,514
Edwin J. Holman	34,060	*	5,000
Janet E. Kerr	33,721	*	12,927
Michael T. Lawton	9,449	*	—
H. George Levy, MD	49,121	*	16,514
W. Alan McCollough	38,021	*	16,514
Lauren B. Peters	—		—
Dr. Nido R. Qubein	54,766	*	16,514
Louis M. Riccio Jr.	167,769	*	—
All current directors and executive officers as a group (14 persons)(4)	1,787,235	3.57	100,497

*	Less than 1%
(1)

This column lists beneficial ownership as calculated under the SEC rules, including stock options and restricted stock units that may be exercised or converted without the company’s consent within 60 days of our record date of June 30, 2016.

(2)

These amounts include 9,449 restricted stock units for Mr. Lawton and 31,021 restricted stock units for each other non-employee director which vest and settle in shares when the director leaves the board. See the Fiscal 2016 Non-employee Director Compensation table and related footnotes beginning on page 18 for additional detail.

(3)	These restricted stock units vest and settle in cash, at the fair market value determined at the settlement date, when the director leaves the board.
(4)

For purposes of calculating the percentage ownership of the group, all shares representing the restricted stock units (footnote 2) and shares subject to options held by any group member that currently are exercisable or that will become exercisable within 60 days of our record date of June 30, 2016, are treated as outstanding. For purposes of calculating the percentage of ownership of any individual, however, only the shares representing the restricted stock units and the shares subject to options exercisable or that become exercisable as described above that are held by that individual are treated as outstanding. For the computation of each individual’s ownership percentage, shares representing restricted stock units and shares subject to options held by other directors or executives are not counted.

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Share Ownership

In addition to the restricted stock units described in footnote 2, the table includes the following numbers of shares subject to options:

Mark S. Bacon, Sr.	31,708
J. Douglas Collier	32,240
Kurt L. Darrow	319,408
Darrell D. Edwards	32,804
Louis M. Riccio Jr.	59,909
All current directors and executive officers as a group	769,447

(5)	The table also includes 1,956 shares owned by Mr. Hehl’s wife, of which shares Mr. Hehl disclaims beneficial ownership.

Significant Shareholders

The tables below provide information about beneficial owners of our common shares. Under applicable SEC rules, anyone who has or shares the right to vote any of our common shares, or has or shares dispositive power over any of them, is a “beneficial owner” of those shares. The settlor of a trust with a right to revoke the trust and regain the shares, or a person who can acquire shares by exercising an option or a conversion right, may also be considered a beneficial owner under these rules. Consequently, more than one person can be considered the beneficial owner of the same common shares. Unless otherwise indicated below, each owner named in a table has sole voting and sole dispositive power over the shares reported for that person.

Security Ownership of Known Over 5% Beneficial Owners
(as of December 31, 2015, except as otherwise indicated)

Name and Address	Number of Shares	Percent of Class
BlackRock, Inc. and subsidiaries 55 East 52nd Street New York, NY 10055	5,166,492	10.47
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,737,716	7.58
Franklin Resources, Inc. and related parties One Franklin Parkway San Mateo, CA 94403	2,603,000	5.28
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,596,864	5.26

•
Information about BlackRock, Inc. and its subsidiaries is based on an amended Schedule 13G BlackRock, Inc. filed after December 31, 2015, in which it reported that as of that date, it and its subsidiaries had sole voting power over 5,023,140 common shares and sole dispositive power over 5,166,492 common shares. The other companies reported as beneficial owners of our common shares were BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, and BlackRock Japan Co. Ltd.

•
Information about The Vanguard Group is based on an amended Schedule 13G it filed after December 31, 2015, in which it reported that as of that date, it had sole voting power over 82,438 common shares, shared voting power over 4,300 common shares, sole dispositive power over 3,654,178 common shares and shared dispositive power over 83,538 common shares.

•
Information about Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and Franklin Advisory Services, LLC is based on an amended Schedule 13G they filed jointly after December 31, 2015, in which they reported that as of that date, they had sole voting power over 2,308,900 common shares and sole dispositive power over 2,603,000 common shares through their control of Franklin Advisory Services, LLC, a wholly owned subsidiary of Franklin Resources, Inc., that acts as investment manager to various investment companies that hold our shares.

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Share Ownership

•
Information about Dimensional Fund Advisors LP is based on a Schedule 13G it filed after December 31, 2015, in which it reported that as of that date it had sole voting power over 2,459,240 common shares and sole dispositive power over 2,596,864 common shares. It also reported that it serves as an investment manager and an investment advisor to various investment companies, trusts, and accounts and that the shares are owned by its clients, no one of which, to the knowledge of Dimension Fund Advisors LP, owns more than 5% of the class. Dimensional Fund Advisors LP disclaims beneficial ownership of all the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, some over 10% owners of our common shares, and some persons who formerly were directors, executive officers, or over 10% owners to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish us with a copy of each report filed. Based solely on our review of copies of the reports filed by some of those persons and written representations from others that no reports were required, we believe that during fiscal 2016, all Section 16(a) filing requirements were complied with in a timely fashion.

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Director Compensation

Working with an independent compensation consultant, we designed our annual pay package for directors to attract and retain highly qualified professionals to represent our shareholders. Directors who are also our employees receive no additional compensation for serving on the board. Non-employee directors receive a combination of cash and restricted stock units as compensation for their service. We reimburse our directors for their costs of travel, lodging, and related expenses while on company-related business. We provide membership in the National Association of Corporate Directors (NACD) for each director and reimburse directors for fees and expenses for participation in NACD and other programs on corporate governance and other issues related to their duties as directors. We encourage our directors to enhance their understanding of our operations and business by visiting our facilities, retail outlets, and competing retailers.

Effective May 1, 2016, we increased our directors’ annual retainers by $10,000 (approximately 6.7%), split evenly between cash and equity compensation. For fiscal 2016, we paid each director cash and equity compensation in the following amounts:

Cash Compensation

We paid each non-employee director an annual cash retainer of $75,000. We paid our lead director an additional cash retainer of $30,000 for serving in that capacity, and we paid the chairs of our audit, compensation, and nominating and governance committees additional cash retainers of $20,000, $15,000, and $10,000, respectively. The board held fewer than 10 board meetings in fiscal 2016, so we did not pay additional meeting fees.

Equity Compensation

On August 21, 2015, we issued each non-employee director a grant of 2,704 restricted stock units with a grant date value of $75,009. Each restricted stock unit is equivalent in value to a share of La-Z-Boy common stock. Dividend equivalents are awarded on restricted stock units at the same time and in the same amount as dividends declared on our common shares. The restricted stock units do not include voting rights. The units vest and are settled, in shares only, when the director leaves the board.

The following table provides details of each non-employee director’s compensation for fiscal 2016. Compensation varied between directors based on lead director status, committee membership, and committee chairs held. Stock awards reflect the grant date fair value.

Fiscal 2016 Non-employee Director Compensation

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	All Other Compensation $(3)	Total ($)
Richard M. Gabrys (4)	84,083	75,009	16,897	175,989
David K. Hehl	75,000	75,009	16,896	166,905
Edwin J. Holman (4)	85,542	75,009	12,751	173,302
Janet E. Kerr(4)	78,028	75,009	15,605	168,642
Michael T. Lawton	95,000	75,009	3,185	173,194
H. George Levy, MD	75,000	75,009	16,896	166,905
W. Alan McCollough (4)	100,625	75,009	16,896	192,530
Dr. Nido R. Qubein (4)	82,028	75,009	16,896	173,933

(1)	Includes actual annual board retainer fees, lead director retainer fees, and committee chairman fees.

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Director Compensation

(2)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. Each director then in office received 2,704 restricted stock units on August 21, 2015. Restricted stock units granted to non-employee directors in 2008 and 2009 under our former plan were settleable in cash; units granted since September 1, 2010, and to be granted in future years under our 2010 Omnibus Incentive Plan, will be settleable in shares. As of April 30, 2016, the number of restricted stock units of each type held by each non-employee director (which vest and settle when the director leaves the board) were:

	Units Settleable in Cash	Units Settleable in Shares
Richard M. Gabrys	16,514	31,021
David K. Hehl	16,514	31,021
Edwin J. Holman	5,000	31,021
Janet E. Kerr	12,927	31,021
Michael T. Lawton	—	9,449
H. George Levy, MD	16,514	31,021
W. Alan McCollough	16,514	31,021
Dr. Nido R. Qubein	16,514	31,021

(3)	Reflects payments of dividend equivalents on restricted stock units at the time and in the amount that dividends were declared for common shares.
(4)

In August of 2015, Mr. Holman succeeded Mr. McCollough as chair of the compensation committee, Dr. Qubein succeeded Ms. Kerr as chair of the nominating and governance committee, and Mr. McCollough succeeded Mr. Gabrys as lead director. Each received a prorated committee chair or lead director retainer.

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Proposal No. 1: Election of Directors

Shareholders will elect nine directors to serve a one-year term until our 2017 annual meeting of shareholders when their successors are elected and qualified. Our board currently has nine directors. Richard Gabrys, having served, at our board’s request, beyond our normal retirement age for directors, will retire from the board at the 2016 shareholders’ meeting. In addition, Mr. Hehl, who has served on our board for nearly 40 years, has requested that he not be nominated for re-election for the 2017 term. Upon the recommendation of the board’s nominating and governance committee, the board has nominated for re-election the remaining current directors and two new director candidates:

Kurt L. Darrow
Sarah M. Gallagher
Edwin J. Holman
Janet E. Kerr
Michael T. Lawton
H. George Levy, M.D.
W. Alan McCollough
Lauren B. Peters
Dr. Nido R. Qubein

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

In accordance with Michigan law, directors will be elected at the meeting by a plurality of votes cast from among those persons duly nominated, with separate balloting for each of the nine positions. The nominees who receive the highest through the ninth highest number of votes will be elected, regardless of any votes that are not cast for the election of those nominees, including abstentions, broker non-votes, and withholding of authority. Under our corporate governance guidelines, however, any director who does not receive a majority of the votes cast must tender his or her resignation at the board meeting that immediately follows the shareholders’ meeting. The board must act on the offer of resignation at or before its next meeting, which is currently planned for mid-November, and publicly disclose its decision. Any vacancy created by such a resignation could then be filled by the board of directors pursuant to our bylaws. For more information, please see “Corporate Governance Matters — Majority-Voting Standard for Director Elections.”

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES.

Director Qualifications

The board, acting through its nominating and governance committee, seeks directors who collectively possess the experience, skills, backgrounds, and qualifications necessary to effectively oversee our company in our current and evolving business circumstances. The committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. In determining the slate of nominees and whether to seek one or more new candidates, the committee reviews the board’s size and our current directors’ qualifications. All of our current directors and nominees bring to our board a wealth of executive leadership experience derived from their service as executives and entrepreneurs, as well as valuable board experience. The following chart summarizes the director nominees’ key qualifications, experience, and skills.

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Proposal No. 1: Election of Directors

La-Z-Boy Board of Directors Nominees:	Kurt Darrow	Sarah Gallagher	Edwin Holman	Janet Kerr	Michael Lawton	George Levy	Alan McCollough	Lauren Peters	Nido Qubein

Leadership experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓	✓			✓		✓
Finance	✓		✓	✓	✓		✓	✓	✓
Technology	✓	✓	✓	✓	✓	✓	✓	✓
Global Perspective	✓	✓	✓	✓	✓		✓	✓	✓
Sourcing/Manufacturing	✓				✓		✓
Consumer Marketing	✓	✓	✓	✓	✓		✓	✓	✓
Retail	✓	✓	✓	✓	✓		✓	✓	✓

We provide information below about each person nominated for election at the meeting. Unless otherwise indicated, the principal occupation of each nominee has been the same for at least five years.

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Proposal No. 1: Election of Directors

Kurt L. Darrow			Age 61		Director since 2003

Executive Roles:

•
Our president and chief executive officer since 2003

•
Our chairman since 2011

•
Formerly president of La-Z-Boy, our largest division

Public Boards:

•
CMS Energy Corp., an integrated energy company

Other Leadership Roles:

•
Member of the board and the executive committee of Business Leaders for Michigan, a non-profit executive leadership organization

•
Member of the ProMedica Board of Trustees and Chairman of the ProMedica Monroe Regional Hospital Board of Trustees

•
Former chairman of the American Home Furnishings Alliance (an industry association) and continues to serve as director emeritus on its board

•
Former Trustee of Adrian College (Adrian, Michigan)

Mr. Darrow’s proven leadership skills and extensive knowledge of the company and the furniture industry, developed over his many years at La-Z-Boy, qualify him to serve on our board.

Leadership Experience	Public Company Board Experience	Finance	Technology	Global Perspective	Sourcing/ Manufacturing	Retail	Consumer Marketing

Sarah M. Gallagher			Age 64		New Nominee

Expected to join Compensation Committee and Nominating and Governance Committee

Executive Roles:

•
Former executive chairperson of Rebecca Taylor (women’s apparel), a division of Kellwood Company, August 2014 – August 2015

•
Former president of Ralph Lauren North America e-Commerce (2007 – 2013)

•
Former president Ralph Lauren Media LLC (2001 – 2006)

•
Senior vice president roles at Banana Republic Direct and Gap Direct (divisions of Gap, Inc., an international retailer of clothing, accessories and personal care products) (1997 – 2001)

•
Senior executive positions at various retailers including Avon Products, Inc. (beauty products), Victoria’s Secret Catalogue, Lord & Taylor (retail department store chain)

Public Boards:

•
Abercrombie & Fitch Co. (specialty retailer of casual apparel) since 2014

Other Leadership Roles:

•
Executive Advisor of FitforCommerce (retail consultants) since April 2016

Ms. Gallagher’s extensive retail experience with consumer-focused and fashion-orientated brands and over 15 years' involvement in e-commerce retailing to consumers qualify her to serve on our board.

Leadership Experience	Public Company Board Experience	Technology	Global Perspective	Consumer Marketing	Retail

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Proposal No. 1: Election of Directors

Edwin J. Holman			Age 69		Director since 2010

Chair of Compensation Committee / Audit Committee member / Financial expert

Executive Roles:

•
Interim chief executive officer of The Pantry, Inc. (October 2011 until March 2012)

•
Formerly chairman of RGIS International (2010–2013), a portfolio company of the Blackstone Group

•
Formerly chairman and chief executive officer of Macy’s Central, a division of Macy’s Inc. (an operator of department stores)

•
Formerly president and CEO Galyans Trading Company, a publicly traded sporting goods chain

•
Formerly senior executive positions at a variety of retailers, including Bloomingdale’s, the Rich’s/Lazarus/Goldsmiths divisions of Federated Department Stores, Inc., Petrie Retail, Inc., Woodward & Lothrop, The Carter Hawley Hale Stores, and The Neiman Marcus Group

Public Boards:

•
Formerly Christopher and Banks Corporation (women's apparel) 2015 to 2016

•
Formerly The Pantry, Inc. (convenience chain store), and its chairman from 2009 to 2014

•
Formerly Office Max, an office supply retailer

•
Formerly Circle International, a provider of international transportation and logistics

Other leadership roles:

•
National Association of Corporate Directors (NACD) Governance Fellow (2011) and named a “Top 100 Director” by NACD in 2011

Mr. Holman’s 40 years of executive and operational experience in department stores and specialty retailing, combined with his experience on public company boards, qualify him to serve on our board.

Leadership Experience	Public Company Board Experience	Finance	Technology	Global Perspective	Sourcing/ Manufacturing	Retail

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Proposal No. 1: Election of Directors

Janet E. Kerr			Age 61		Director since 2009

Compensation Committee member / Nominating and Governance Committee member

Executive Roles:

•
Vice Chancellor, Pepperdine University since 2016

•
Of counsel to Navé & Cortel (law firm) since 2015

•
Strategic adviser to Bloomberg BNA (2014 – 2015)

•
Professor (1983 – 2013) and Professor Emeritus (since 2013) of the Pepperdine University School of Law

•
Former chief strategy officer of Exemplify, Inc., a technology knowledge management company, until its acquisition by Bloomberg BNA in 2014

•
Founder and former Executive Director of the Palmer Center for Entrepreneurship and the Law at Pepperdine Law School

•
Professor Kerr was awarded the Laure Sudreau-Rippe Endowed Chair at Pepperdine University School of Law in 2011

•
A nationally recognized author, lecturer and consultant in the area of securities law compliance, banking law, corporate governance, and general corporate law

•
Co-Founder (with HRL Laboratories, LLC) of X-Laboratories

Public Boards:

•
Fidelity National Financial, Inc., service provider to real estate and mortgage industries (listed on NYSE)

•
AppFolio, Inc., provider of cloud-based business management software (listed on NASDAQ)

•
Tilly’s, Inc., a NYSE listed retailer of apparel and accessories

•
Formerly TCW Strategic Income Fund, Inc., a NYSE-listed closed-end registered investment company

•
Formerly CKE (Carl Karcher Enterprises), previously a publicly traded NYSE- listed company

Other leadership roles:

•
Advisor on corporate issues and entrepreneurial strategies to the People’s Republic of China, France, and Thailand

•
Representative of the U.S. Department of Commerce as a speaker at international events

Ms. Kerr’s service on public and private company boards and her skills and experience in the practice of law and corporate governance qualify her for service on our board.

Leadership Experience	Public Company Board Experience	Technology	Global Perspective	Consumer Marketing	Retail

Michael T. Lawton			Age 57		Director since 2013

Chair of Audit Committee / Financial expert / Compensation Committee

Executive Roles

•
Retired chief financial officer of Domino’s Pizza, Inc. (2010 – 2015)

•
Former roles at Domino’s Pizza, Inc.:

○
Executive vice president, supply chain services from October 2014 until June 2015

○
Interim chief information officer from October 2011 until March 2012

○
Executive vice president of international from October 2004 until March 2011

○
Senior vice president finance and administration of international

•
Various financial and general management positions with Gerber Products Company

Mr. Lawton’s experience as a senior executive of a public company and well-known consumer brand qualifies him to serve on our board.

Leadership Experience	Finance	Technology	Global Perspective	Sourcing/ Manufacturing	Consumer Marketing	Retail

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Proposal No. 1: Election of Directors

Dr. H. George Levy		Age 66	Director since 1997

Compensation Committee member / Nominating and Governance Committee member

Executive Roles:

•
Maintains a practice specializing in otorhinolaryngology

•
Formerly chairman and chief executive officer of USI, Inc., a private firm engaged in consulting on e-commerce, Web design, and systems integration

•
Formerly Chief Executive Officer and founder of Enduenet, Inc., a firm providing electronic medical records for physicians and hospitals

Dr. Levy’s entrepreneurial experience, coupled with his board experience, qualifies him for service on our board.

Leadership Experience	Technology

W. Alan McCollough			Age 66		Director since 2007

Our Lead Director / Audit Committee member / Financial expert

Executive Roles:

•
Former chairman and chief executive officer of Circuit City Stores, Inc., (retailer of consumer electronics, home office products, entertainment software, and related services) from 2000 to 2006

Public Boards:

•
VF Corporation (branded apparel)

•
The Goodyear Tire & Rubber Company

•
Formerly Circuit City Stores, Inc.

Mr. McCollough’s experience leading a large publicly traded consumer products company, as well as his service on multiple public company boards, qualifies him to serve on our board.

Leadership Experience	Public Company Board Experience	Finance	Technology	Global Perspective	Sourcing/ Manufacturing	Consumer Marketing	Retail

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Proposal No. 1: Election of Directors

Lauren B. Peters			Age 54		New Nominee

Expected to join Audit Committee and Nominating and Governance Committee/ Financial expert

Executive Roles:

•
Executive vice president and chief financial officer of Foot Locker, Inc. since 2011

•
Senior vice president of strategic planning of Foot Locker, Inc. (2002 – 2011)

•
Various senior financial management positions at Foot Locker, Inc. and Robinsons-May, a division of May Department Stores

•
Formerly audit manager with Arthur Andersen & Company

Ms. Peters’s extensive financial and strategic planning experience with consumer focused and global retailers qualifies her to serve on our board.

Leadership Experience	Finance	Technology	Global Perspective	Consumer Marketing	Retail

Dr. Nido R. Qubein			Age 67		Director since 2006

Chair of Nominating and Governance Committee / Compensation Committee member

Executive Roles:

•
President of High Point University

•
Executive Chairman (beginning 2016) of the board of bakery franchisor Great Harvest Bread Company (previously Chairman)

Public Boards:

•
BB&T Corporation (banking and financial services)

Other leadership roles:

•
Author of a dozen books on leadership, sales, communication, and marketing

•
Serves as advisor to businesses and organizations throughout the world on how to brand and position their enterprises successfully

Dr. Qubein’s experience as a business advisor, entrepreneur, director of public companies and leader at multiple companies qualifies him to serve on our board.

Leadership Experience	Public Company Board Experience	Finance	Technology	Global Perspective	Consumer Marketing	Retail

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES.

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Compensation Discussion and Analysis

In this section we summarize the compensation programs for our named executive officers (the individuals named in the “Summary Compensation Table” that follows this Compensation Discussion and Analysis). We discuss our compensation objectives and describe each pay element, the role it plays in the overall compensation program, and whether it pertains only to the named executive officers or to a broader group of employees. You should review this section with the pay disclosure tables that begin with the Summary Compensation Table on page 40.

Executive Summary

2016 Operating Performance

Sales increased 7% to $1.5 billion, operating income increased by 19% to $122 million, diluted earnings per share increased 21% to $1.55, $112 million in cash was generated from operating activities, our dividend was increased and $44 million in stock was repurchased, returning a combined total of $62 million to shareholders. In addition to cash flow generation exceeding $100 million this year, our balance sheet remains very strong with $112 million of cash on hand, access to additional lines of credit and virtually no debt, giving us the financial flexibility to execute our growth initiatives, reinvest in the business and move into the future with a solid foundation.

Fiscal 2016 Compensation Actions

We continue to monitor all of our compensation program elements and practices to determine how they compare with current market practices and align with our overall compensation philosophy. Our compensation committee worked with Korn Ferry Hay Group, the committee’s independent executive compensation consultant, to evaluate our programs during fiscal 2016, and we made no significant changes to existing programs during the year.

At our annual meeting of shareholders in August 2011, we began providing our shareholders with the opportunity to cast an annual advisory vote on our executive compensation (a “say-on-pay proposal”). Approximately 99% of the votes cast by our shareholders in 2015 were to approve the compensation we paid to our named executive officers. In determining executive compensation for fiscal 2016, the Committee took into account the results of our history of the advisory votes, which reflected shareholder approval of our compensation philosophy, and considered many other factors. We believe our executive compensation programs continue to provide a competitive pay-for-performance package that helps us attract, retain, and motivate our executives.

The Compensation Committee took the following actions during the year:

•
Reviewed and approved increases to base salaries for the named executive officers (see pg. 32)

•
Reviewed and approved fiscal 2016 Management Incentive Program (MIP) performance levels (sales growth and margin improvement) and payouts based on fiscal 2015 performance, which qualified executives for payment but below target levels (see pg. 33)

•
Approved fiscal 2016 long-term incentive awards composed of stock options (50%) and performance-based shares (50%), and payouts and contingently earned awards for prior performance-based equity grants (see pg. 34)
•
Approved the fiscal 2016 Performance Compensation Retirement Plan performance goals and contribution percentages and fiscal 2015 company contribution (see pg. 37)

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Compensation Discussion and Analysis

Summary of Executive Compensation Practices

What We Do	What We Don’t Do

✓
Pay for performance – Our compensation program for named executive officers emphasizes variable pay over fixed pay, with a majority of their target compensation linked to our financial or market results

✓
Executive stock ownership guidelines – Our expectations for ownership align executives’ interests with those of our shareholders

✓
Use relative total shareholder return (TSR) in long-term performance awards

✓
Require company contributions to the executive compensation retirement plan to be determined by company performance

✓
Mitigate undue risk – we have caps on potential incentive payments and a clawback policy on performance-based compensation

✓
Use double-trigger change-in-control agreements

✓
Include only independent directors on the compensation committee

✓
Engage an independent compensation consulting firm to assist the compensation committee and board with executive program design and compensation reviews

✓
Provide severance and change-in-control arrangements that are aligned with market practices

✓
Prohibit hedging and short sales by executive officers and directors

X Provide employment agreements X Gross up excise taxes upon change in control X Reprice options without shareholder approval X Pay dividends on unearned performance shares or units

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Compensation Discussion and Analysis

Executive Compensation Approach

Our executive pay programs are designed to reflect the following objectives:

•
Reward for total shareholder return. We align our executives’ interests with our shareholders’ by basing a portion of our executives’ long-term incentive opportunity on the total return our stock produces for our shareholders compared with returns of other companies.

•
Require significant stock ownership. We require our named executive officers to own our stock over a sustained period to ensure they have the perspective of long-term shareholders.

•
Pay for performance. We provide the majority of our named executive officers’ potential compensation in annual and long-term incentive awards that are earned, or increase in value, based on company and stock performance.

•
Design for program effectiveness. We have clearly defined programs that provide meaningful award opportunities aligned to the achievement of our business strategy.

•
Provide market competitive opportunities. We design our compensation packages, including base salaries and incentive opportunities, to be market competitive based on data from U.S. manufacturers, retailers, and manufacturers with a retail focus.

•
Manage costs. In designing our executive pay programs, we take into account the cost of various possible elements (share usage, cash flow, and accounting and tax impacts).

Our compensation philosophy is to provide a base salary targeted to the median of the competitive market, with the opportunity to earn a significantly higher level of compensation under incentive programs that link executive pay to company performance factors. All named executive officers participate in the same compensation programs and are subject to the same pay policies. The majority of each executive’s target compensation is at risk with the amount realized, if any, based on company performance. The pay level and at-risk portion increases as an executive assumes greater levels of responsibility with greater impact on the company. Accordingly, our chief executive officer’s pay level and at-risk pay portion are higher than those of other officers due to his greater level of responsibility.

Compensation Committee’s Role

Each year, the compensation committee reviews and approves the overall design of our executive pay program and all pay elements for the named executive officers. Three senior executives (chief executive officer, chief financial officer, and chief human resources officer) provide input on program design (including goals and weighting) and information on the company’s and the furniture industry’s performance. Management is responsible for implementing the executive pay program that the committee approves.

The compensation committee has sole authority to retain and terminate consultants used to assist in the evaluation of executive compensation. The committee has retained Korn Ferry Hay Group as its independent executive compensation consultant to advise the committee on matters related to executive compensation. Under the committee’s direction, Korn Ferry Hay Group interacts with members of the senior executive team to provide insight into company and industry practices and ensure that executives are informed with regard to emerging best practices and market trends. With the committee’s approval, management engaged Korn Ferry Hay Group in fiscal 2016 to develop a compensation structure for our broad base of employees.

The committee reviews Korn Ferry Hay Group’s report on the consulting firm’s independence on an annual basis. The report includes the following factors: (1) other services the consultant provided to us; (2) the fees we paid as a percentage of the consultant’s total revenue; (3) the consultant’s policies and procedures designed to prevent a conflict of interest; (4) any business or personal relationship of the consultant with a member of the committee; (5) any company stock owned by the consultant; and (6) any business or personal relationships between our executive officers and the consultant. The committee discussed the report and concluded that the consultant’s work did not present any conflict of interest. In reaching that conclusion, the committee considered all factors specified in the NYSE’s rules related to compensation advisor independence.

Pay-Setting Process Methodology

We assign executives to pay grades based on their duties and responsibilities. For each position, we establish a salary range and the target annual and long-term incentive award opportunities based on market median pay levels. In setting individual pay levels, we consider market pay data, company performance, and the executive’s competencies, skills, experience, and performance, as well as our business needs, cost, and internal pay equity.

In setting the named executive officers’ pay levels (salary, annual and long-term incentive awards), the committee annually reviews pay data for the chief executive officer and other named executive officers of peer group companies. The peer group is composed of publicly-traded U.S. companies that generate annual revenues between 50% and 200% of our annual revenue and are either our direct competitors or manufacturing companies with a retail focus. In setting fiscal 2016 pay levels, the committee considered the following 16 peer companies:

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Compensation Discussion and Analysis

Aaron’s, Inc.
Acuity Brands, Inc.
Callaway Golf Company
Ethan Allen Interiors, Inc.
Haverty Furniture Companies, Inc.
Herman Miller, Inc.
Interface, Inc.
Knoll, Inc.
Libbey Inc.
Pier 1 Imports, Inc.
Restoration Hardware Holdings, Inc.
Select Comfort Corporation
Tempur Sealy International
The Ryland Group
The Toro Company
Wolverine Worldwide

The committee evaluates each peer company annually to ensure that its inclusion remains appropriate. To maximize year-over-year comparability, the committee prefers that the peer group remain consistent from year to year. The committee worked with Korn Ferry Hay Group to review and revise the peer group of companies for fiscal 2017 and formally removed The Ryland Group, which ceased to be a public company in October 2015 when it merged with Standard Pacific Corp. The committee added MDC Holdings, Inc. based on its size and a desire to maintain homebuilder representation in the peer group.

In addition, we review target total direct compensation for comparable jobs generally in retail and general industry companies based on compensation surveys conducted annually by Korn Ferry Hay Group. We use both peer group comparator data and market survey data to benchmark pay. We believe this dual benchmarking provides a more rigorous process to validate pay decisions. Based on our fiscal 2016 compensation, the target total direct compensation of our named executive officers as a group was 110% of the median total direct compensation for comparable general industry companies and 92% of the median total direct compensation for retail companies.

Periodically, we also review market practices for executive retirement benefits, deferred compensation plans, and severance and change-in-control agreements.

To aid in its oversight of our executive compensation program, the committee requested that Korn Ferry Hay Group conduct a total compensation review for each of the named executive officer positions. The analysis included base salary, short-term incentives, and long-term incentives and compared the compensation of the named executive officers with median levels for general industry, retail industry, and the company’s peer group. The committee believes its use of data supplied by the independent consultant along with a review of current and historical compensation for the named executive officers provides the committee with a more complete picture of the named executive officers’ compensation. In addition, the committee annually reviews estimated amounts to be paid to the named executive officers under various employment termination situations, including severance and a change in control of the company.

Our process for setting compensation for our named executive officers includes a formal, individual performance evaluation each year for each executive. The independent members of our board of directors assess our chief executive officer’s performance each year. This assessment includes an evaluation of critical areas, including customer relations, human capital, shareholder value, operating results, and strategic goals. Every third year, the committee’s independent compensation consultant coordinates the committee’s evaluation of the CEO’s performance focusing on the same criteria. The consultant compiles the evaluations provided by each board member and prepares a detailed report for the board. The chief executive officer assesses the individual performance of the other named executive officers each year based on their overall performance throughout the year, accomplishment of specific goals, and their future potential within the organization. This assessment is used in determining base salary as noted below.

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Compensation Discussion and Analysis

Executive Compensation Program Elements

To best achieve our objectives for the executive pay program, we provide a compensation package composed of the following primary elements:

Compensation Elements
Component	Description	Performance-Based?
Base salary (pg. 32)	Fixed compensation for services rendered	No1
Management Incentive Program (MIP) (pg. 33)	Short-term incentive plan that pays cash bonuses to participants based on performance against pre-established goals for net sales and operating margin	Yes
Long-Term Incentives (pg. 34)

Annual awards of stock options/stock appreciation rights and performance shares/units. Stock options and stock appreciation rights attain value only if our stock price increases following the date of grant. Performance shares and units are earned based on performance against pre-established goals for net sales and operating margin, and total shareholder return relative to the S&P Small-Cap 600 Index

Yes
Retirement Benefits (pg. 37)

A qualified 401(k) plan and non-qualified executive deferred compensation plan. Amounts contributed to 401(k) and deferred compensation plans are determined by an executive’s election. Matching contributions to 401(k) plans in excess of IRC limitations may be credited to the executive deferred compensation plan

No2
Performance Compensation Retirement Plan (pg. 37)

A non-qualified retirement account to which contributions (percentage of the sum of base salary plus bonus earned) are made by the company depending on performance relative to pre-established operating income goals

Yes

(1)	We consider performance in making any adjustments to base salaries
(2)	Executives may only contribute or elect to defer amounts earned and paid during the year (i.e. actual base salaries and bonuses paid)

The mechanics of these pay elements and our pay decisions are detailed below. In addition, we have change-in-control agreements with our named executive officers, and they participate in a severance plan. Additional information regarding the change-in-control agreements and executive severance plan can be found on page 38. We believe these elements assist us in attracting and retaining quality executive talent and ensure continuity of our leadership.

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Compensation Discussion and Analysis

Total Direct Compensation Mix – Pay-for-Performance

In line with our pay-for-performance philosophy, the majority of each executive’s total target direct compensation is performance-based and therefore “at risk.” Target total direct compensation is composed of base salary, target bonus, and target value of long-term equity incentives. The chart below shows the percentage of each element in the target direct compensation for our CEO and the average for our other Named Executive Officers.

Base Salary

We set base salaries for our named executive officers based on their scope of responsibility, competencies, experience, leadership, and performance. We consider market competitiveness, specific job responsibilities, internal pay relationships, and total cost. Consistent with our practices for all management employees, named executive officers are eligible for annual merit salary increases based on individual performance, comparison with market levels, and the total salary budget.

Salary Changes in Fiscal 2016

In May 2015, the committee reviewed the salary levels for each of the then named executive officers. As part of the salary review process, the committee reviewed and considered the performance of each named executive officer, relevant market data provided by Korn Ferry Hay Group, the comparison of compensation among various levels of management, and the company’s overall performance. The committee approved salary increases for the named executive officers, rounded to the nearest thousand dollars.

Salary Changes for Fiscal 2017

In May 2016, the committee reviewed salary levels for each of our named executive officers. In determining the appropriate salary changes, the committee considered a combination of performance, current level of responsibility, and current salary relative to market data provided by Korn Ferry Hay Group. Salaries were rounded to the nearest thousand dollars.

The named executive officers’ fiscal 2016 and 2017 salaries are presented in the table below.

Executive	Fiscal 2016 Salary $(1)	Fiscal 2017 Salary $(1)	% Change
Kurt L. Darrow	937,000	965,000	2.99
Louis M. Riccio Jr.	449,000	462,000	2.90
Mark S. Bacon, Sr.	515,000	535,000	3.88
J. Douglas Collier	416,000	450,000	8.17
Darrell D. Edwards	397,000	425,000	7.05

(1)  Salary increases become effective on July 1, two months after the start of the fiscal year. As a result, the amounts shown here are higher than those shown in the 2016 Summary Compensation Table on page 40 below.

Incentive Compensation

We designed the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan to reward executives for achievement of both short-term and long-term corporate performance goals and enhance our ability to retain employees. The committee believes that designing the incentive compensation program with multiple objectives and performance periods

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Compensation Discussion and Analysis

promotes behavior consistent with creating shareholder value and reduces any incentive to pursue risky or unsustainable results.

Short Term Incentive Awards (Management Incentive Program)

Our annual cash bonus program, which we refer to as the Management Incentive Program, or MIP, is a short-term incentive award plan that we designed to motivate and reward executives for achieving annual goals. Target awards, specified as a percentage of base salary, vary by pay grade. The named executive officers have the opportunity to earn awards between 50% of their target awards if we meet minimum performance requirements to a maximum of 200% of their target incentive opportunity, based on performance. For the named executive officers, we base the financial goals on the company’s overall consolidated financial performance.

Fiscal 2016 financial measures were:

Fiscal 2016 Financial Measures

60%
Operating Margin
(operating income as a percentage of net sales)
40%
Net Sales

The committee approved these financial measures because they drive shareholder value and reflect our emphasis on profitability (operating margin) and sales growth. For these purposes, we calculated operating margin without taking into account the impact of restructuring, goodwill and other intangible impairments. After defining required performance, the committee has discretion, in extraordinary circumstances, to modify incentive awards for the named executive officers, either up or down, to ensure a linkage between incentive plan payouts and the quality of performance. The committee did not exercise such discretion in awarding MIP payments for fiscal 2016.

The committee set the target financial performance goals to be challenging but achievable. For fiscal years 2012 through 2016 our payouts under the MIP for overall company financial performance averaged approximately 100% of target.

Analysis — 2016 MIP Awards Were Above Target, Reflecting Our Financial Performance

Our 2016 company financial performance results, on a combined basis, exceeded the established target levels, reflecting the strong operating results during the year. In line with our compensation philosophy and in accordance with standards we set at the outset of the year, MIP payments to our named executive officers for 2016 were above target levels.

Fiscal 2016 MIP Goals and Results

Performance Level	Net Sales (in Billions)	Operating Margin
Maximum	$1.634	8.53%
Target	$1.525	7.74%
Threshold	$1.453	7.21%
Actual	$1.525	8.06%
Individual Metric Payout	100.2%	130.0%
Individual Metric Weight	40%	60%
Overall Payout (% of Target)		118%

Our named executive officers’ fiscal 2016 target, achieved performance level, and actual MIP awards, expressed as a percentage of base salary, were as follows:

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Compensation Discussion and Analysis

	Fiscal 2016 Target Incentive (% of base salary)	Achieved Performance Level (% of target performance)	Actual Fiscal 2016 Incentive Payout (% of base salary)
Kurt L. Darrow	100%	118%	118.0%
Louis M. Riccio Jr.	75%	118%	88.5%
Mark S. Bacon, Sr.	75%	118%	88.5%
J. Douglas Collier	60%	118%	70.8%
Darrell D. Edwards	60%	118%	70.8%

Fiscal 2017 MIP Awards

The committee approved the following target incentives percentage of base salary for fiscal 2017: Mr. Darrow, 110%; Messrs. Riccio and Bacon, 75%; and Messrs. Collier and Edwards, 60%. Mr. Darrow’s target incentive was increased from 100% to 110% for fiscal 2017 to better align with industry and peer group benchmark data. The committee established operating margin (60% weight) and net sales (40% weight) as the financial measures for fiscal 2017.

Long-term Equity Incentive Awards

The long-term incentive award provisions of our 2010 Omnibus Incentive Plan provide for equity-based compensation (restricted stock, restricted stock units, stock options, or other forms of equity-based compensation) that we designed to align executive pay with long-term shareholder returns, motivate our executive officers to focus on long-term business objectives, and encourage long-term strategic thinking. The value our executives receive from these awards varies based on the company’s performance and the future price appreciation of our common stock.

We establish award levels for each eligible pay grade after considering market median practices and total cost (share usage, accounting, and tax impacts). The committee approves annual equity-based awards that we grant in the first quarter of the new fiscal year. Our chief executive officer has discretion during the year to approve additional limited grants of restricted stock or units to employees other than the named executive officers.

Each year the committee determines the appropriate long-term incentive award types and mix based on our objectives for the grants, as well as market practices, share usage, accounting and tax impacts, and past practices. We review the accounting treatment of the relevant incentive award types, including stock options and performance-based stock awards. We generally design our stock options and performance-based stock awards to enable the company to deduct their cost for tax purposes, while executives who exercise options or receive performance-based shares are taxed at ordinary income rates. However, we may not be able to deduct the cost of restricted stock awards to certain named executive officers for federal income tax purposes in a given year. For more discussion of the tax treatment, see Deductibility of Executive Compensation on page 38.

Fiscal 2016 Grants

Early in fiscal 2016, pursuant to the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan, we granted to our named executive officers two types of stock-based awards: stock options and performance-based shares, which we summarize below.

Stock Options (50% of total fiscal 2016 long-term incentive opportunity)

Stock options entitle executives to purchase stock at the exercise price (closing price on date of grant) for up to ten years. Options expire at the end of ten years if they have not been exercised by that time. Stock options deliver value to executives if the company’s stock price rises, directly aligning executive compensation with the value created for shareholders as reflected in stock price appreciation from the date of grant. The stock options we granted in fiscal 2016 vest in equal installments over four years (25% per year) and have a ten-year term.

Once a stock option vests, an executive may purchase stock at the exercise price. The executive realizes value equal to the difference between the exercise price and the price at which our stock is trading on the New York Stock Exchange at the time of exercise.

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Compensation Discussion and Analysis

Performance-Based Stock Awards (50% of total fiscal 2016 long-term incentive opportunity)

Performance-based stock gives our executives the opportunity to earn a defined number of shares of our common stock if we achieve pre-set performance goals. Through performance-based stock awards granted in fiscal 2016, executives will earn stock if the company achieves specified financial goals. The value of any earned shares depends on La-Z-Boy’s future stock price. An executive’s award opportunity ranges from 50% of the executive’s target award if we meet minimum performance requirements to a maximum of 200% of the target award. Following the conclusion of the three-year performance period, we will pay out the shares that our executives have earned.

The number of shares our executives receive, if any, will depend on how the company performs against sales growth and operating margin targets in fiscal years 2016, 2017, and 2018, and against the total shareholder return goal over the three-year performance period. Targets for the awards are based 40% on the growth in sales, 40% on operating margin, and 20% on total shareholder return. Payouts for sales growth and operating margin results are weighted 50% on fiscal 2016 results, 30% on fiscal 2017 results, and 20% on fiscal 2018 results. Total shareholder return is measured over the entire three-year performance period relative to the performance of the S&P Small-Cap 600 Index.

Metric (Total Weight)	Fiscal 2016 Weight (50%)	Fiscal 2017 Weight (30%)	Fiscal 2018 Weight (20%)
Sales Growth (40%)	20%	12%	8%
Operating Margin (40%)	20%	12%	8%
Total Shareholder Return (20%)			20%

Executives may earn shares based on each factor independent of our performance on the other factors. Each factor includes a minimum performance level that must be achieved before any shares are earned based on that factor. No shares are earned if the company performs below the threshold performance level of all three factors. Executives earn the target number of shares if the company performs at the designated target level of all three factors. The actual number of shares executives earn can be more or less than target level depending on the company’s performance.

Earnings and Payouts for Prior Equity Grants

All of our named executive officers earned payouts on the performance-based equity grants we made in fiscal 2014 for the three-year performance period that ended with our fiscal 2016 year end. The following table shows the three fiscal years and how the company performed against the sales growth, operating margin, and TSR goals. For these purposes, we calculated operating margins without the impact of restructuring, goodwill, and other intangible impairments. Following the end of the three-year performance period, we paid out earned shares, the number and value of which are shown in the Option Exercises and Stock Vested table on page 45.

Performance Period Fiscal 2014-2016

	Goals			Results			Percent of Goal Earned
	Sales (in Billions)	Operating Margin	TSR Over 3 Years	Sales (in Billions)	Operating Margin	TSR Over 3 Years	Sales	Operating Margin	TSR Over 3 Years
FY14	$1.430	6.3%	50th Percentile	$1.408	6.5%	69.48th Percentile	59%	120%	177.93%
FY15	$1.530	7.4%		$1.425	7.2%		0%	80%
FY16	$1.622	8.3%		$1.525	8.1%		0%	80%

The performance-based equity grants we made in fiscal 2015 and fiscal 2016 (which are more fully described above) provide executives with the opportunity to earn a portion of the awards based on sales and operating margin targets established for each of the three years covered by the grant and against the total shareholder return goal over the three-year performance period. Goals and results are shown in the following tables.

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Compensation Discussion and Analysis

Performance Period Fiscal 2015-2017

	Goals		Results		Percent of Goal Earned
	Sales (in Billions)	Operating Margin	Sales (in Billions)	Operating Margin	Sales	Operating Margin
FY15	$1.452	8.01%	$1.425	7.21%	80.15%	58%
FY16	$1.549	9.18%	$1.525	8.06%	83.61%	0%

Performance Period Fiscal 2016-2018

	Goals		Results		Percent of Goal Earned
	Sales (in Billions)	Operating Margin	Sales (in Billions)	Operating Margin	Sales	Operating Margin
FY16	$1.525	7.74%	$1.525	8.06%	100.18%	130%

These awards for the grants made in fiscal 2015 and fiscal 2016 have been earned contingent on the executive’s remaining with the company through the end of the three-year performance period, when they will be paid. For information on the treatment of these awards at retirement, see Payments Made Upon Disability or Retirement on page 47.

Messrs. Riccio and Collier exercised stock options during fiscal 2016. The pre-tax amount realized from these exercises is shown in the fiscal 2016 Option Exercises and Stock Vested table (on page 45).

Fiscal 2017 Grants

The awards we made to our executive officers in the past five fiscal years have included a mix of stock options or stock appreciation rights and performance-based shares or units. The committee determined that equity grants we made on June 20, 2016 (for fiscal 2017) would be composed of stock options and performance-based shares of equal value. We intend this mix to provide a balanced focus on stock-price appreciation and multi-year goal achievement.

The financial measures and related weightings for the performance-based shares will be sales growth (40%), operating margin (40%), and total shareholder return (20%) relative to the performance of the S&P Small-Cap 600 Index. The size of each equity award will be based on a percentage of the recipient’s base salary, and the percentage will vary by grade. In fiscal 2017, the committee granted our named executive officers stock options totaling 283,714 shares and performance-based equity awards covering 87,221 shares (at target).

Other Executive Compensation Program Elements

Executive Management Stock Ownership Guidelines

The committee annually monitors compliance by our executive management with stock ownership guidelines. We establish a minimum fixed number of shares of company stock that we expect each executive to own based on a multiple of the executive's annual base salary at the time we set the guideline. Executives are expected to achieve compliance with the initial guideline within five years. We reset the stock ownership requirement every three years and did so in June 2016 based on each executive’s salary and a representative share price at the end of fiscal year 2016. The committee will reassess the share requirement again in 2019, and, subject to variation in our stock price, executives can expect their requirements to increase as their compensation increases. Current stock ownership guideline values and approximate share requirements for the named executive officers are as follows:

	Guideline Value (Multiple of Salary)	Share Requirement
CEO	5x	179,000
Other named executive officers	3x	45,000 – 59,000

In determining compliance with the guidelines, we include shares owned directly, shares held in a family trust or qualified retirement program, and performance-based shares contingently earned in completed performance periods but not yet paid out. As of April 30, 2016, Messrs. Darrow, Riccio, Bacon and Collier were in compliance with their guidelines. Mr. Edwards became an executive officer during fiscal 2015 and has until May 1, 2020, to meet his required ownership level.

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Retirement Benefits

We provide retirement benefit plans as an incentive for employees to remain with the company long-term and to assist with retirement planning. Our named executive officers are eligible to participate in the same retirement benefit programs that we offer to salaried employees at the corporate level, but employees who are eligible for the MIP, including our named executive officers, are not eligible to participate in the supplemental match that, beginning with fiscal 2013, we have contributed to 401(k) accounts based on our operating income.

Our named executive officers are eligible to participate in our 401(k) and profit-sharing plans, to which the company may contribute. Company matching contributions to our 401(k) plan vary by operating unit and range from 0% to a maximum of 50% of the first 4% contributed by the employee. We suspended making contributions to our profit-sharing plan for fiscal 2009 and effective May 1, 2016, we merged the profit-sharing plan into our 401(k) plan.

Performance Compensation Retirement Plan

All of our executive officers and executive management employees participate in the La-Z-Boy Incorporated Performance Compensation Retirement Plan, as do certain other key management employees designated from time to time by our compensation committee. Pursuant to the plan, the compensation committee establishes company performance criteria and minimum threshold performance levels shortly after a fiscal year begins. If the company performs at or above the threshold level for the year, we issue credits to each plan participant's account, and those credits later convert to cash when a vested participant receives a distribution following separation from service. The credits represent a percentage of the base salary and bonus a participant earned during the fiscal year, and the percentages come from a sliding scale that produces a larger contribution for better performance. Contribution credits created in prior years increase each year based on an interest rate that corresponds to yields on 20-year AA corporate bonds. We will delete any contribution credits that we later determine resulted from financial errors or omissions.

At its June 2015 meeting, the compensation committee set total operating income as the sole performance criterion for fiscal 2016. Named executive officers received contribution credits based on operating income performance relative to threshold and target performance levels and individual percentage factors as follows:

Performance Level	Contribution Percentage Factor*
Target and Above	CEO: 35% Other named executive officers: 25%
Threshold	CEO: 17.5% Other named executive officers: 12.5%
Below Threshold	All named executive officers: 0%

* The Contribution percentage increases proportionately for performance between threshold and target levels.

Actual operating income performance (without taking into account the impact of restructuring, goodwill and other intangible impairments) exceeded target performance. As a result, Mr. Darrow and the other named executive officers received the target contribution percentage amount of the sum of their base salary and bonus earned for fiscal 2016.

Fiscal 2016 Performance Compensation Retirement Plan Goals, Results, and Contribution Percentage
Performance Level	Operating Income
Target	$118,021,973
Threshold	$104,747,271
Actual	$122,968,000
CEO Contribution	35%
Other Named Executive Officers Contribution	25%

At its June 2016 meeting, the compensation committee again set total operating income as the sole performance criterion for fiscal 2017, and the above table showing the relationship between the performance level and contribution percentage will again apply.

Executive Deferred Compensation Plan

Our 2005 Executive Deferred Compensation Plan allows executives to defer pay they have earned. Participants may elect to defer up to 100% of their salaries and annual cash incentive awards made under the MIP. In addition, the company may contribute to this plan any company 401(k) match that cannot be credited to executives’ accounts due to the Internal Revenue Code compensation limitations that apply to the tax-qualified retirement plans. Such limits may apply because the executive’s contributions and the company’s matching contributions were limited by either the annual contribution limit — $18,000 for 2016 — or the annual compensation limit — $265,000 for 2016. Named executive officers’ salary and bonus deferrals are detailed in the Fiscal 2016 Non-Qualified Deferred Compensation

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Compensation Discussion and Analysis

table on page 45. Executives may not defer into this plan any 401(k) plan contributions they made that were returned to them following discrimination testing for highly compensated personnel.

Named Executive Officer Change-in-Control Agreements

We have change-in-control agreements with our named executive officers to ensure continuity of our leadership in the event the company’s ownership changes. The agreements define a change in control as any event that must be reported in Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934 that qualifies as a change of control event pursuant to Internal Revenue Code Section 409A. This generally occurs when a person, entity or group acquires ownership of 30% of a company's stock, increases its holding to more than 50% of the value or voting power of a company's stock, or acquires 40% or more of a company's assets, or if a majority of a company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors who were serving before the date of the appointment or election.

Our agreements provide that a named executive officer will receive severance in cash if we have a change in control and in the succeeding two years (or three years for our CEO), the executive's employment terminates under certain conditions. In that event, we would pay an executive other than our CEO two times the executive’s base salary at the time of termination plus two times the average of the annual bonuses the executive received over the previous three years. We would pay our CEO three times his base salary and three times his average bonus. The executive is responsible for any excise tax, and the company does not pay any gross-up. We utilize a “best-net” approach where we reduce payments to the safe harbor limit to avoid excise tax only if doing so results in a greater after-tax benefit to the executive. During the period that we pay severance, we also continue to provide medical and life insurance benefits. Similar to this severance arrangement, our executives receive accelerated vesting in outstanding stock options or stock appreciation rights issued under the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan following a change in control only if their employment is terminated. Additional information regarding the change-in-control agreements and estimated termination payments to executives is presented on page 46.

Named Executive Officer Severance Plan

The severance plan for the named executive officers is designed to assist the company in attracting and retaining quality executive talent while providing the company some protection against competition and solicitation by former executives.

The severance plan requires the company to pay a named executive officer severance if the company discharges the executive other than “for cause” or if the executive leaves the company with “good reason.” Following a qualifying termination of employment, the company would pay the CEO severance for 24 months and pay the other named executive officers severance for 12 months at the level of their base salary when their employment ended. Discharge “for cause” includes employee acts of fraud, reckless misconduct, substandard performance that is not corrected, and similar acts or failures to act. Resignation for “good reason” includes a resignation triggered by a reduction in the executive’s pay unless similarly situated employees are similarly affected or a requirement that the executive relocate. Executives will receive medical and dental benefits during the time they receive severance. If a named executive officer’s employment terminates following a change of control of the company, the executive receives benefits under the severance plan only to the extent they exceed benefits the executive receives pursuant to the executive’s change-in-control agreement with the company. Information regarding the change-in-control agreements and estimated termination payments to executives is presented on page 46.

We established the severance periods of 24 and 12 months based on the market and peer company analysis. To receive severance, executives must comply with non-competition and non-solicitation covenants for the duration of the severance term. Executives are entitled to receive and retain only that portion of the severance pay that is in excess of compensation they receive from other employment during the severance period.

Other Considerations

Deductibility of Executive Compensation

We monitor our executive pay programs with respect to current federal tax law to maximize the deductibility of the compensation we pay to named executive officers. Section 162(m) of the Internal Revenue Code generally precludes public companies from taking a tax deduction for compensation over $1 million paid to a named executive officer unless the compensation is performance-based. We intend that the performance-based stock awards, stock option/stock appreciation rights grants, and the short-term cash incentives we make under the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan qualify as performance-based compensation exempt from the tax deduction limit. Restricted stock awards generally do not qualify as performance-based compensation.

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Compensation Committee Report

Recoupment of Incentive Payments

In accordance with our policy, we will require a management employee to reimburse us for annual or long-term incentive payments we made to the employee, and we will eliminate any contribution credits we made for the employee under the Performance Compensation Retirement Plan, to the extent our board of directors determines that the employee engaged in misconduct that resulted in a material inaccuracy in our financial statements or the performance metrics we used to make incentive payments or awards, and the employee received a higher payment as a result of the inaccuracies. If we determine that any contribution credits we made to the La-Z-Boy Incorporated Performance Compensation Retirement Plan were based on erroneous financial statements or other financial errors or misstatements, we will adjust all participant accounts to reflect contribution credits calculated based on complete and accurate financial information.

Compensation Committee Report

The compensation committee reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and this proxy statement.

Edwin J. Holman, Chairman
Janet E. Kerr
Michael T. Lawton
H. George Levy, MD
Dr. Nido R. Qubein

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Executive Compensation

The Summary Compensation Table and other tables present pay for our named executive officers received for fiscal 2016.

Named Executive Officers as of April 30, 2016

•
Kurt L. Darrow (age 61), Chairman, President, and Chief Executive Officer

•
Louis M. Riccio Jr. (age 53), Senior Vice President and Chief Financial Officer

•
Mark S. Bacon, Sr. (age 53), Senior Vice President and President, La-Z-Boy Branded Business

•
J. Douglas Collier (age 49), Senior Vice President, Chief Marketing Officer, and President, International

•
Darrell D. Edwards (age 52), Senior Vice President and Chief Supply Chain Officer

Summary Compensation Table

The Summary Compensation Table presents fiscal year 2014, 2015, and 2016 “total compensation” (see footnotes for the included pay elements) for the named executive officers, except fiscal 2014 information for Messrs. Collier and Edwards is not provided because they were not executive officers in that year.

•
Actual value realized in fiscal 2016 for previously granted long-term incentives is presented in the Option Exercises and Stock Vested table on page 45.

•
Target annual and long-term incentive opportunities for fiscal 2016 are presented in the Grants of Plan-Based Awards table on page 42.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Kurt L. Darrow	2016	932,482	1,171,237	1,171,250	1,100,329	806,284	5,181,582
Chairman, President &	2015	904,983	1,137,501	1,137,503	606,338	422,301	4,208,626
Chief Executive Officer	2014	874,317	1,099,991	1,099,965	900,546	707,041	4,681,860
Louis M. Riccio Jr	2016	446,825	280,619	280,622	395,440	227,279	1,630,785
Senior Vice President &	2015	434,158	272,501	272,505	218,165	119,844	1,317,173
Chief Financial Officer	2014	422,492	265,620	265,618	326,375	204,159	1,484,264
Mark S. Bacon	2016	512,490	321,881	321,873	453,554	261,278	1,871,076
Senior Vice President &	2015	496,657	312,507	312,497	249,570	136,530	1,507,761
President, La-Z-Boy Branded Business	2014	476,991	300,004	299,984	368,475	229,862	1,675,316
J. Douglas Collier	2016	409,992	207,995	207,996	290,274	188,142	1,304,399
Senior Vice President, Chief	2015	379,993	190,009	190,002	152,757	90,545	1,003,306
Marketing Officer & President, International
Darrell D. Edwards	2016	393,326	198,494	198,500	278,475	212,318	1,281,113
Senior Vice President &	2015	374,993	187,504	187,504	150,747	138,747	1,039,495
Chief Supply Chain Officer

(1)

Reflects the value at target of the performance-based awards granted during fiscal 2014, 2015 and 2016. We valued the performance-based share awards using the closing price of La-Z-Boy common stock on the date of grant. The committee determined that the grants to NEOs each year would be composed of stock options (50%) and performance-based shares (50%) to align with best practices of U.S. companies utilizing both of these long-term incentive vehicles as part of their executive compensation strategy. Maximum value of performance-based shares is shown below:

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Executive Compensation

Name	2016	2015	2014
Kurt L. Darrow	$2,342,475	$2,275,002	$2,199,981
Louis M. Riccio Jr.	$561,237	$545,002	$531,240
Mark S. Bacon, Sr.	$643,763	$625,014	$600,009
J. Douglas Collier	$415,990	$380,018
Darrell D. Edwards	$396,987	$375,008

(2)

Reflects the total grant date fair value of the stock option awards granted during the fiscal year. For additional information regarding the assumptions we used in valuing the awards, refer to the Stock-Based Compensation notes to the Consolidated Financial Statements found in Item 8 of Part II of our Forms 10-K (Note 16 for fiscal 2014, Note 14 for fiscal 2015 and Note 15 for fiscal 2016).

(3)

Consists of cash awards for the achievement of performance results for the respective year made under our management incentive program. Payments are made in the first quarter following completion of the fiscal year.

(4)	All Other Compensation for fiscal 2016 consists of the following:

•
Company contributions to the 401(k) Plan and contributions or credits to the Executive Deferred Compensation and Performance Compensation Retirement Plans of the following amounts: Mr. Darrow $745,628, Mr. Riccio $225,096, Mr. Bacon $259,252, Mr. Collier $186,583, and Mr. Edwards $178,773.

•
Reimbursement for education costs, including tuition and travel expense, of $31,693 for Mr. Edwards.

•
Our incremental cost of $51,747 for Mr. Darrow’s personal use of company aircraft, which is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time. Variable operating costs consist of fuel, landing and parking fees, variable maintenance, variable pilot expenses for travel, and any special catering costs and other miscellaneous variable costs. On certain occasions, his spouse and other family members accompanied Mr. Darrow on a flight. No additional incremental operating cost is incurred in such situations under the foregoing methodology. We did not pay Mr. Darrow any amounts in connection with taxes on income imputed to him for personal use of our aircraft.

•
Company paid life insurance premiums, physicals and tax reimbursements related to company contributions to the deferred compensation plans (made in the prior year).

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Executive Compensation

Grants of Plan-Based Awards

The following table provides details of all incentive plan-based awards granted to the named executive officers during fiscal 2016. Specifically, the table presents the following fiscal 2016 incentive awards:

•
Annual management incentive award (MIP) potential award range (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns). The actual awards are shown in the Summary Compensation Table (see page 40).
•
Performance-based shares

•
Stock options

Fiscal 2016 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards (3)($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kurt L. Darrow
2016 Annual Incentive (MIP)		186,496	932,482	1,864,964
Performance-Based Shares	6/15/2015				1,755	43,883	87,766				1,171,237
Non-Qualified Stock Options	6/15/2015								120,872	26.69	1,171,250
Louis M. Riccio Jr.
2016 Annual Incentive (MIP)		67,024	335,119	670,238
Performance-Based Shares	6/15/2015				421	10,514	21,028				280,619
Non-Qualified Stock Options	6/15/2015								28,960	26.69	280,622
Mark S. Bacon, Sr.
2016 Annual Incentive (MIP)		76,874	384,368	768,736
Performance-Based Shares	6/15/2015				482	12,060	24,120				321,881
Non-Qualified Stock Options	6/15/2015								33,217	26.69	321,873
J. Douglas Collier
2016 Annual Incentive (MIP)		49,199	245,995	491,990
Performance-Based Shares	6/15/2015				312	7,793	15,586				207,995
Non-Qualified Stock Options	6/15/2015								21,465	26.69	207,996
Darrell D. Edwards
2016 Annual Incentive (MIP)		47,199	235,995	471,990
Performance-Based Shares	6/15/2015				297	7,437	14,874				198,494
Non-Qualified Stock Options	6/15/2015								20,485	26.69	198,500

(1)	Actual awards could have been up to 200% of target for the MIP based on performance results.
(2)	The “Threshold” estimated future payout shown reflects meeting the threshold for just the sales growth or operating margin goal in the third year of the performance cycle.
(3)

The value of performance-based shares equals the target number of shares at the closing price of La-Z-Boy stock on the grant date ($26.69). The value of non-qualified stock options is the fair value ($9.69 per share) and will be expensed over the vesting period.

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Executive Compensation

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table presents all outstanding stock options/stock appreciation rights and unvested stock awards (performance-based stock) held by the named executive officers at the end of the fiscal year. Market values for the unvested stock awards are presented based on the closing price of the company’s stock on April 29, 2016, of $25.87.

		Option/SAR Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)(1)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kurt L. Darrow
Performance-Based Shares						38,333	991,675	69,990	1,810,641
Stock Options	2016	—	120,872	26.69	6/15/2025
	2015	27,213	81,639	23.63	6/16/2024
	2014	47,290	47,290	19.06	6/17/2023
	2013	92,871	30,958	11.97	7/11/2022
	2012	76,415	—	9.35	7/13/2021
	2011	34,314	—	7.75	7/14/2020
Louis M. Riccio Jr.
Performance-Based Shares						9,185	237,616	16,767	433,762
Stock Options	2016	—	28,960	26.69	6/15/2025
	2015	6,519	19,558	23.63	6/16/2024
	2014	11,418	11,421	19.06	6/17/2023
	2013	15,004	7,500	11.97	7/11/2022
Mark S. Bacon, Sr.
Performance-Based Shares						10,533	272,489	19,233	497,558
Stock Options	2016	—	33,217	26.69	6/15/2025
	2015	7,476	22,428	23.63	6/16/2024
	2014	12,896	12,898	19.06	6/17/2023
	2013	8,453	8,452	11.97	7/11/2022
	2012	5,210	—	9.35	7/13/2021
J. Douglas Collier
Performance-Based Shares						6,616	171,156	12,247	316,830
Stock Options	2016	—	21,465	26.69	6/15/2025
	2015	4,545	13,637	23.63	6/16/2024
	2012	17,784	—	9.35	7/13/2021
Stock Appreciation Rights	2014	6,674	6,675	19.06	6/17/2023
	2013	11,418	3,804	11.97	7/11/2022
Darrell D. Edwards
Performance-Based Shares						6,413	165,904	11,781	304,774
Stock Options	2016	—	20,485	26.69	6/15/2025
	2015	4,485	13,458	23.63	6/16/2024
	2012	14,820	—	9.35	7/13/2021
	2011	3,893	—	7.75	7/14/2020
Stock Appreciation Rights	2014	5,996	5,998	19.06	6/17/2023
	2013	9,093	3,029	11.97	7/11/2022

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Executive Compensation

(1)	Unvested options and stock appreciation rights will vest as follows:

Grant Year	Options/SARs Vesting Schedule
2016	Unvested options vest 25% on June 15, 2016, 25% on June 15, 2017, 25% on June 15, 2018, and 25% on June 15, 2019.
2015	1/3 of the unvested options vest on June 16, 2016, 1/3 on June 16, 2017, and 1/3 on June 16, 2018.
2014	50% of the unvested options/stock appreciation rights vest on June 17, 2016, and 50% on June 17, 2017.
2013	Unvested options/stock appreciation rights vest July 11, 2016.

(2)	The earned but unvested performance-based shares will vest as follows:

	2016 Grant(a)	2015 Grant(b)	Total
Kurt L. Darrow	20,202	18,131	38,333
Louis M. Riccio Jr.	4,841	4,344	9,185
Mark S. Bacon, Sr.	5,552	4,981	10,533
J. Douglas Collier	3,587	3,029	6,616
Darrell D. Edwards	3,424	2,989	6,413

(a)	Earned and unvested shares are shown and vest on April 28, 2018.
(b)	Earned and unvested shares are shown and vest on April 29, 2017.

(3)	Unearned performance-based shares are shown assuming maximum performance for fiscal year 2016 and target performance for fiscal year 2015 for each goal.

	Performance-Based Shares
Name	Fiscal Year 2016 Grant at Maximum(a)	Fiscal Year 2015 Grant at Target(b)	Total
Kurt L. Darrow	52,660	17,330	69,990
Louis M. Riccio Jr.	12,616	4,151	16,767
Mark S. Bacon, Sr.	14,472	4,761	19,233
J. Douglas Collier	9,352	2,895	12,247
Darrell D. Edwards	8,924	2,857	11,781

(a)	Three-year performance period ends fiscal 2018 (April 2018).
(b)	Three-year performance period ends fiscal 2017 (April 2017).

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Executive Compensation

Option Exercises and Stock Vested

The following table provides details for each of the named executive officers regarding stock options exercised and stock awards vested during fiscal 2016.

Option Exercises and Stock Vested in Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kurt L. Darrow	—	—	50,432	1,310,728
Louis M. Riccio Jr.	11,761	198,769	12,178	316,506
Mark S. Bacon, Sr.	—	—	13,754	357,466
J. Douglas Collier	7,908	139,726	7,118	184,997
Darrell D. Edwards	—	—	6,397	166,258

(1)	Amounts reflect the difference between the exercise price of the stock option and the market price of La-Z-Boy Incorporated’s stock at the time of exercise.
(2)	The dollar value of the vested performance-based shares is based on the closing price of the company’s stock on the vesting date, June 20, 2016.

Non-Qualified Deferred Compensation Plans

As described in the Compensation Discussion and Analysis above, our named executive officers are eligible to receive contribution credits under our Performance Compensation Retirement Plan, and eligible to participate in our Executive Deferred Compensation Plan. The following table provides details for the named executive officers regarding the performance compensation retirement plan. Contributions are made in the first quarter following the completion of the fiscal year.

Fiscal 2016 - Non-Qualified Deferred Compensation
Pursuant to Performance Compensation Retirement Plan

Name	Executive Contribution in FY 2016 ($)(1)	Registrant Contributions in FY 2016 ($)(2)	Aggregate Earnings in FY 2016 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2016 ($)(4)
Kurt L. Darrow	—	711,484	35,340	—	1,730,156
Louis M. Riccio Jr.	—	210,566	10,723	—	519,792
Mark S. Bacon, Sr.	—	241,511	12,159	—	592,229
J. Douglas Collier	—	175,067	8,022	—	407,007
Darrell D. Edwards	—	167,950	7,666	—	389,802

(1)	n/a – no executive contributions
(2)

Mr. Darrow and the other named executive officers received company contributions equal to 35% and 25%, respectively, of the sum of their base salary and bonus earned for fiscal 2016. Contributions are made in the first quarter following the completion of the fiscal year. These contributions are included in the Summary Compensation Table as part of All Other Compensation.

(3)	Aggregate earnings are based on an interest rate that corresponds to yields on 20-year AA corporate bonds.
(4)	Accrued balances reflect total company contributions for fiscal 2016. Please refer to page 37 for a discussion of vesting and distribution criteria.

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Executive Compensation

The following table provides details of the named executive officers’ non-qualified deferred compensation accounts as of April 30, 2016. Company contribution amounts reflect contributions to the 401(k) plan that could not be made under the qualified plan due to IRS rules. Aggregate balances include deferred salary and MIP awards earned in prior years but voluntarily deferred by the officers. Additional discussion of our non-qualified deferred compensation program is presented below the table.

Fiscal 2016 Non-Qualified Deferred Compensation
Pursuant to Executive Deferred Compensation Plan

Name	Executive Contribution in FY 2016 ($)(1)	Registrant Contributions in FY 2016 ($)(2)	Aggregate Earnings in FY 2016 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE 2016 ($)(4)
Kurt L. Darrow	—	25,296	(23,115)	—	2,451,668
Louis M. Riccio Jr.	71,994	10,083	(13,832)	—	656,201
Mark S. Bacon, Sr.	—	9,841	(101)	—	50,826
J. Douglas Collier	63,914	5,715	19,306	—	630,198
Darrell D. Edwards	262,856	5,501	(7,819)	—	907,498

(1)

Elective deferrals of base salary and/or fiscal 2015 MIP awards paid in fiscal 2016. Amounts included in Base Salary and Non-Equity

Incentive Plan Compensation in the Summary Compensation Table on page 40 are: for Mr. Riccio, Non-Equity Incentive Plan Compensation of $71,994; for Mr. Collier, Base Salary of $41,000 and Non-Equity Incentive Plan Compensation of $22,914; and for Mr. Edwards, Base Salary of $157,333 and Non-Equity Incentive Plan Compensation of $105,523.

(2)

Company contributions to the Executive Deferred Compensation Plan to cover 401(k) contributions that could not be made under the qualified plans. Amounts are included in All Other Compensation in the Summary Compensation Table.

(3)	Earnings were not reported in the Summary Compensation Table because they were not above-market or preferential.
(4)

The portions of the aggregate balance representing executive and company contributions made for prior years for each of the then named executive officers were reported in the appropriate columns of our Summary Compensation Tables for the respective years. Amounts shown are fully vested.

All of the executives’ deferrals and any company match or profit sharing amounts are added to a recordkeeping account. The account is credited with earnings or losses, depending upon actual performance of the investment options (mutual funds and similar vehicles) the participant has chosen. These are the same investment options available to all other plan participants.

Payment of a participant’s account balance is deferred until the date the participant designated when making the deferral election. Permissible distribution election changes require that the distribution be pushed out at least five years beyond the previously-scheduled payment commencement date and to be effective, changes must be made at least one year before the termination of employment. The deferral amounts are paid either in one lump sum or in annual installments for up to 15 years. Upon a participant’s death, any remaining balance in the participant’s account is paid to the participant’s designated beneficiary.

Estimated Payments Upon Termination or Change in Control

This section presents the estimated incremental payments that would be made to the named executive officers upon termination of their employment. Estimated payouts are provided for the following termination events:

•
Amounts payable upon termination, regardless of manner.

•
Amounts potentially payable upon disability, retirement or death.

•
Amounts potentially payable upon a change in control and a subsequent termination of employment.

•
Amounts potentially payable upon involuntary termination without cause or termination by the named executive officer with “good reason” under the terms of the severance plan.

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Executive Compensation

Payments Made Upon Termination

When an executive’s employment terminates, the executive is entitled to receive amounts the executive earned while employed. These amounts, which are not included in the table below, consist of:

•
Accrued salary and unused vacation.

•
Amounts contributed and vested under retirement and non-qualified deferred compensation plans.

An executive receives no other payments except when the termination is due to the executive’s disability, retirement, or death, change in control of the company, or involuntary termination without cause or termination by the named executive officer with “good reason.” Payments upon disability, retirement, or death are based on plan provisions that apply to all participants in the pertinent plans. Payments made to named executive officers upon a termination of employment due to the executive’s disability, retirement, or death, or change in control of the company are described below. Payments made upon involuntary termination without cause or termination by the named executive officer with “good reason” are described in Named Executive Officer Severance Plan on page 38. We have change-in-control agreements only with executive officers. The Table of Estimated Payments details each type of payment.

Payments Made Upon Disability or Retirement

In the event of disability or retirement, the executive will receive the following incremental benefits:

•
Stock options/stock appreciation rights: Accelerated vesting of unvested options or stock appreciation rights.

•
Performance-based shares: The executive is eligible to receive a partial payout following the end of the three-year performance period based on the company’s performance in any fiscal years that have been completed at the time the executive retires or becomes disabled.

•
MIP awards: Payment of a MIP award following conclusion of the fiscal year, determined by applying the bonus percentage the executive would have been entitled to based on the company’s performance to the executive’s actual earnings during the year. The MIP awards earned and paid for fiscal 2016 performance, which are reported in the Summary Compensation Table on page 40, are not included in the table below.

Payments Made Upon Death

In the event of death, the executive’s beneficiary will receive the following incremental benefits:

•
Stock options/stock appreciation rights: Accelerated vesting of unvested options or stock appreciation rights.

•
Performance-based shares: Unless the committee in its discretion determines otherwise, we will make a partial payout at the end of the performance period based on the company’s performance in any fiscal years that had been completed at the time of the executive’s death.

•
MIP awards: Payment of a MIP award following conclusion of the fiscal year, determined by applying the bonus percentage the executive would have been entitled to based on the company’s performance to the executive’s actual earnings during the year. The MIP awards earned and paid for fiscal 2016 performance, which are reported in the Summary Compensation Table on page 40, are not included in the following table.

Additionally, the executive will receive benefits under disability or life insurance plans available generally to all salaried employees. These potential payments are not reflected in the table.

Change in Control

We have change-in-control agreements with our executive officers to ensure continued management in the event of an actual or threatened change in control of the company. The agreements provide that if a named executive officer’s employment is terminated other than upon death, disability or for cause within two years (three years for the CEO) after a change in control, the executive will be entitled to the following:

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Executive Compensation

•
For executives other than our CEO, two times the executive’s base salary at the time of termination plus two times the average of the annual bonuses the executive received over the previous three years. Our CEO would be entitled to three times his base salary and three times his average bonus.

•
Continuation of medical and dental benefits and life insurance for three years for the CEO and two years for the other named executive officers.

•
Reimbursement of certain legal fees and expenses incurred by the executive in enforcing the agreement.

The agreements automatically renew for an additional one-year period unless either the company or the executive gives the other at least 90 days’ prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 36 months.

The executive is responsible for any excise tax, and the company does not pay any gross-up. We utilize a “best-net” approach where we reduce payments to the safe harbor limit to avoid excise tax only if doing so results in a greater after-tax benefit to the executive.

Performance-based shares granted under the 2010 Omnibus Incentive Plan will be paid as if their terms were complete, based on the best financial information available about the company’s performance as of the close of business on the day immediately before a change in control or “corporate transaction” (as defined in the plan). In determining the extent to which performance criteria have been satisfied, where the performance criteria are based on results that accumulate over the term of the award or over one year of the term, the performance requirement will be prorated in accordance with the portion of the term or year that was completed before the change in control or corporate transaction.

Executives receive accelerated vesting in outstanding stock options or stock appreciation rights issued under the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan following a change in control only if their employment is terminated.

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Executive Compensation

Table of Estimated Payments

In the following table, we estimate incremental payments (payable as the result of the specified termination event) that would have been payable to named executive officers in the event of change in control, disability, retirement, death, or involuntary termination under the terms of the severance plan. The value of equity awards is based on the closing price of $25.87 of the company’s stock on April 29, 2016 (the last business day of the fiscal year). The amounts provided below are estimates of amounts that would have been payable. The actual amounts paid in future years, if any, will depend on the executive’s pay, terms of separation, severance plan, and change-in-control agreement in place, and the company’s stock price at the time of termination.

Fiscal 2016 Estimated Payments Upon Termination or Change in Control

Name and Benefit	Change in Control $(1)	Retirement $(2)(3)(4)	Disability $(2)(4)	Death $(2)(5)	Involuntary Termination Other than for Cause or Resignation with Good Reason Under Severance Plan $
Kurt L. Darrow
Base Salary (3 times annual salary)	2,811,000
Annual Incentive (3 times average actual MIP amount paid in prior 3 years)	2,383,068
Stock Options (accelerated vesting)	64,120	935,232	935,232	935,232
Performance-Based Shares (accelerated vesting)	2,153,859	991,675	991,675	991,675
Broad-Based Benefits(6)	12,460				6,964
Severance Payment					1,874,000
Total Incremental Pay(7)	7,424,507	1,926,907	1,926,907	1,926,907	1,880,964
Louis M. Riccio Jr.
Base Salary (2 times annual salary)	898,000
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	575,356
Stock Options (accelerated vesting)	15,441		225,837	225,837
Performance-Based Shares (accelerated vesting)	516,029		237,616	237,616
Broad-Based Benefits(6)	22,259				10,808
Severance Payment					449,000
Total Incremental Pay(7)	2,027,085		463,453	463,453	459,808
Mark S. Bacon, Sr.
Base Salary (2 times annual salary)	1,030,000
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	651,226
Stock Options (accelerated vesting)	17,546		255,557	255,557
Performance-Based Shares (accelerated vesting)	591,854		272,489	272,489
Broad-Based Benefits(6)	22,507				10,884
Severance Payment					515,000
Total Incremental Pay(7)	2,313,133		528,046	528,046	525,884

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Executive Compensation

Name and Benefit	Change in Control $(1)	Retirement $(2)(3)(4)	Disability $(2)(4)	Death $(2)(5)	Involuntary Termination Other than for Cause or Resignation with Good Reason Under Severance Plan $
J. Douglas Collier
Base Salary (2 times annual salary)	832,000
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	353,000
Stock Options/SARs (accelerated vesting) (8)	9,588		128,879	128,879
Performance-Based Shares (accelerated vesting)	373,589		171,156	171,156
Broad-Based Benefits(6)	19,565				9,487
Severance Payment					416,000
Total Incremental Pay(7)	1,587,742		300,035	300,035	425,487
Darrell D. Edwards
Base Salary (2 times annual salary)	794,000
Annual Incentive (2 times average actual MIP amount paid in prior 3 years)	338,036
Stock Options/SARs (accelerated vesting) (8)	8,903		113,095	113,095
Performance-Based Shares (accelerated vesting)	361,119		165,904	165,904
Broad-Based Benefits(6)	22,335				10,884
Severance Payment					397,000
Total Incremental Pay(7)	1,524,393		278,999	278,999	407,884

(1)

Amounts shown for performance-based shares reflect their values as of April 29, 2016, as if the entire three-year performance period had been completed, computed based on the best financial performance information available at that time.

(2)	Reflects value as of April 29, 2016, of all outstanding unvested stock options/SARs
(3)	Messrs. Riccio, Bacon, Collier, and Edwards are not eligible for retirement, which requires that they be at least 55 years old and have at least 10 years of service with the company.
(4)

Amounts shown for performance-based shares reflect their values as of April 29, 2016, based on targets for fiscal year 2015 and 2016 and actual performance against those targets. Awards will be paid out on retirement only if the compensation committee determines that the payment would be deductible for federal income tax purposes. In its discretion, the compensation committee may reduce or eliminate payments that otherwise would be made under these awards upon disability or retirement.

(5)

Amounts shown for performance-based shares reflect their values as of April 29, 2016, based on targets for fiscal year 2015 and 2016 and actual performance against those targets. In its discretion, the compensation committee may eliminate payments that otherwise would be made under these awards upon death.

(6)

Change in Control: two years’ (three years for CEO) continuation of medical and dental insurance coverage. Severance Plan: continuation of medical and dental insurance while the executive receives severance.

(7)	Total incremental pay represents amounts received by the officer before the officer’s payment of applicable excise and income taxes.
(8)	Messrs. Collier and Edwards received SARs in grants made for fiscal years 2013 and 2014.

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Proposal No. 2:

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 requires that we provide you the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (those executive officers named in the Summary Compensation Table above), as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, including Item 402 of the SEC’s Regulation S-K.

As described in detail in the “Compensation Discussion and Analysis,” we seek to closely align the interests of our executive officers with those of our shareholders. We have endeavored to design our compensation programs to reward our named executive officers and other executive employees for individual and company-wide achievements without encouraging them to subject our company to excessive risks. Before voting on this proposal, please read the “Compensation Discussion and Analysis” and review the compensation disclosure tables and related narrative discussion above. Those materials provide a detailed explanation of our executive compensation philosophy and practices.

The vote on this resolution is not intended to address any specific element of compensation but is instead a vote on approving the overall compensation of our named executive officers as described in this proxy statement. The vote is advisory, which means that the vote is not binding on La-Z-Boy, our board of directors, or our compensation committee.

Our management will present the following resolution to the meeting:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

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Audit Committee Report

The audit committee assists the board in overseeing our financial reporting process, internal controls and procedures, and compliance with legal and regulatory requirements. The committee and its members do not replace or duplicate the activities of management or the independent registered public accounting firm. Management is responsible for the company’s financial reporting process and related internal controls, while the independent registered public accounting firm is responsible for independently auditing the company’s financial statements and internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board. The current audit committee charter, which provides more information regarding the committee’s responsibilities and processes, is available on the La-Z-Boy website at http://www.la-z-boy.com/about/corp_governance.aspx.

The audit committee selects the company’s independent registered public accounting firm and manages all aspects of the relationship, including the firm’s compensation, retention, replacement and the scope of any additional work. The committee reviews and approves the firm’s non-audit services work and fees before the firm performs any such work. In selecting PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal 2017, the committee evaluated the firm’s independence, including receiving and discussing the written disclosures and letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board. The committee also discussed with PricewaterhouseCoopers LLP matters that Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board, requires be discussed. The committee determined that PricewaterhouseCoopers LLP is independent of the company and management.

In fulfilling its oversight duties, the audit committee met nine times during fiscal 2016. The committee regularly meets with the senior members of the company’s financial management team and the company’s independent registered public accounting firm. The committee selectively met with key managers of the company to review or discuss potential financial risks related to the company. The committee also regularly met in executive sessions, in separate private sessions with PricewaterhouseCoopers LLP, and in separate private sessions with each of the chairman and chief executive officer, chief financial officer, head of internal audit services, and other members of senior management. At these meetings, the committee discussed the company’s financial estimates and judgments, internal controls over financial reporting, accounting principles, and regulatory compliance. To assist the committee in performing its duties, the committee utilizes, at the company’s expense, outside accounting, legal and other advisors as appropriate.

Based on the reviews and discussions described above, the committee recommended to the board of directors, and the board of directors approved, including the audited financial statements in La-Z-Boy’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee
Michael T. Lawton, Chairman
Richard M. Gabrys
David K. Hehl
Edwin J. Holman
W. Alan McCollough

Audit Fees

For professional services rendered to us for fiscal years 2016 and 2015, PricewaterhouseCoopers LLP has billed us as follows:

	Fiscal 2016	Fiscal 2015
Audit Fees	$1,575,000	$1,529,977
Tax Fees	1,840	3,163
All Other Fees	1,800	3,000
Total	$1,578,640	$1,536,140

Audit fees are for the audit work performed on our annual financial statements, our internal controls over financial reporting, management’s assessment of our internal controls over financial reporting, and reviews of the quarterly financial statements included in our quarterly reports on Form 10-Q, as well as audit services that are normally provided in connection with our statutory and regulatory filings.

Tax fees include fees for tax compliance and advisory services in foreign jurisdictions. All other fees represent accounting research software subscription fees.

The audit committee’s current policy requires approval of all audit and non-audit services provided by the independent auditors before the auditors are engaged to perform them.

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PROPOSAL NO. 3:

TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017. PricewaterhouseCoopers LLP acted as our independent registered public accounting firm for fiscal 2016, and we believe it is well qualified to act in that capacity again this year. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

We ask you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of PricewaterhouseCoopers LLP to you for ratification as a matter of good corporate practice. The audit committee will reconsider the selection if it is not ratified. In addition, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of La-Z-Boy and our shareholders.

Our management will present the following resolution to the meeting:

RESOLVED, that the audit committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for La-Z-Boy Incorporated for fiscal 2017 is ratified.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3.

Other Matters

General Information about the Annual Meeting and Voting

The 2016 annual meeting of the shareholders of La-Z-Boy Incorporated will be held in the Wright Room of the Westin Detroit Metropolitan Airport on August 24, 2016, beginning at 9:30 A.M. (Eastern Daylight Time). La-Z-Boy’s board of directors is soliciting your proxy. We are furnishing this proxy statement and the accompanying form of proxy to our shareholders beginning on July 13, 2016.

Meeting Purposes. At the meeting, shareholders will elect nine directors for one-year terms expiring at the shareholders’ meeting in 2017. We are also asking shareholders to approve, by advisory vote, the compensation of our named executive officers and to ratify the selection of our independent registered public accounting firm for fiscal year 2017. We do not expect any other business, except for routine or procedural matters, to be conducted at the meeting. If any other business is properly brought up, the persons named in the enclosed proxy will have authority to vote on it in their discretion.

Proxy Materials Available on Internet. We are making our proxy materials available to our shareholders on the Internet. On July 13, 2016, we sent shareholders a one-page “Notice of Internet Availability of Proxy Materials,” which included instructions on how to access our proxy materials. The materials, consisting of this proxy statement and our fiscal 2016 annual report to shareholders, are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote shares. By making the materials available through the Internet, we expect to reduce our costs, conserve natural resources, and expedite delivery of the proxy materials. If, however, you prefer to receive paper copies of the proxy materials, please follow the instructions included on the Notice of Internet Availability of Proxy Materials. If you previously elected to receive our proxy materials electronically, you will continue to receive them by e-mail until you elect otherwise.

Voting. Only shareholders of record at the close of business on June 30, 2016, the record date, will be eligible to vote. There is only one class of stock entitled to vote at the meeting, our common stock, $1.00 par value, of which there were 49,335,363 shares outstanding on the record date. A quorum, which is a majority of the outstanding shares, is needed to conduct a meeting. Each share is entitled to one vote for each director position and one vote for each issue; cumulative voting is not available. If you received a paper copy of the proxy materials, you may vote your shares by signing and dating each proxy card you received and returning the cards in the enclosed envelope. The proxies will be voted according to your directions on the proxy card. If you return a signed card without specifying your vote, your shares will be voted:

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Other Matters

FOR the election of each of the director nominees named in this proxy statement,

FOR approval of the compensation of our named executive officers, and

FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017.

If you sign and return your proxy card, your shares will be voted on any other business that properly comes before the meeting as determined by the persons named in the proxy. We urge you to sign, date, and return your proxy card promptly, or vote by telephone or on the Internet (see below), even if you plan to attend the meeting in person. If you do attend in person, you will be able to vote your shares at the meeting even if you previously signed a proxy card or voted by telephone or on the Internet.

Telephone and Internet Voting. We encourage you to vote by telephone or on the Internet. If your shares are held in your name, you can vote by telephone or on the Internet by following the instructions on the proxy card or as explained in the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder with your shares held in the name of your broker, bank, or other financial institution, you will receive telephone or Internet voting instructions from your institution.

Shares Held by Broker. If you hold your shares through a broker, bank, or other financial institution, you will receive your proxy materials and voting instructions from the institution. Under New York Stock Exchange rules, your broker, bank, or financial institution will not vote your shares in director elections without your specific instructions. To ensure your vote is counted, you must provide directions to your broker, bank, or financial institution by following its instructions.

Changing Your Vote. You may change your vote by submitting a new vote by proxy, telephone, Internet, or in person at the meeting. A later vote will cancel an earlier vote. For example, if you vote by Internet and later vote by telephone, the telephone vote will count, and the Internet vote will be canceled. If you wish to change your vote by mail, you should request a new proxy card from our Corporate Secretary at One La-Z-Boy Drive, Monroe, Michigan, 48162. Your last vote received before the meeting will be the only one counted. You may also change your vote by voting in person at the meeting. In that event, your vote at the meeting will count and cancel any previous vote.

Vote Required. Under applicable Michigan law, directors are elected by plurality vote. Provided there is a quorum at the meeting, the nominees who receive the highest through the ninth highest numbers of votes will be elected, regardless of the number of votes cast. So long as each candidate receives at least one vote, withheld votes and broker non-votes have no effect on the election results. However, our corporate governance guidelines require that any director who fails to receive a majority of the votes cast must, at the board meeting immediately following the shareholders’ meeting, offer to resign as director. Our board must act on such an offer of resignation at or before its next meeting, which is currently planned for mid-November, and publicly disclose its decision. For purposes of this provision of our corporate governance guidelines, only votes FOR or WITHHELD from a given candidate will be counted as votes cast. Broker non-votes will not count.

To pass, the non-binding advisory proposal to approve the compensation of our named executive officers must receive a majority of the votes cast on the proposal. Abstentions and broker non-votes have no effect as they are considered votes not cast.

Ratification of our selection of our independent registered public accounting firm requires a majority of votes cast on the proposal. Abstentions and broker non-votes have no effect as they are considered as votes not cast.

Number of Copies Sent to Household. If there are two or more shareholders at your address, we have sent your household only one copy of our annual report and proxy statement unless you previously withheld your consent to “householding” or you instruct us otherwise. Householding saves us the expense of mailing duplicate documents to your home and conserves our natural resources, and we hope that receiving one copy rather than multiple copies is more convenient for you. Nonetheless, we will promptly provide additional copies of our 2016 annual report or this proxy statement to the other shareholders in your household if you send a written request to: Corporate Secretary, La-Z-Boy Incorporated, One La-Z-Boy Drive, Monroe, Michigan 48162, or you may call us at 734-242-1444 to request additional copies. Copies of the annual report, proxy statement, and other reports we file with the SEC are also available on our website at http://investors.la-z-boy.com or through the SEC’s website at www.sec.gov.

You may, at any time, revoke your consent to householding by contacting Broadridge Financial Solutions, Inc., either by calling toll-free 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each shareholder at your address will then begin receiving individual copies of our disclosure documents.

More Information about Voting Your Shares. Information regarding the proxy process is available from the SEC on its website at: http://www.sec.gov/spotlight/proxymatters.shtml.

Principal Executive Office. Our principal executive office is located at One La-Z-Boy Drive, Monroe, Michigan, 48162. Any communication for the company’s secretary or directors may be directed to the corporate secretary at that address.

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Other Matters

Costs of Proxy Solicitation

We will pay the expense of soliciting proxies pursuant to this proxy statement.

Next Annual Meeting

Shareholder Proposals for the 2017 Annual Meeting

Pursuant to the rules of the Securities and Exchange Commission, if a shareholder wishes to submit a proposal for possible inclusion in La-Z-Boy Incorporated’s 2017 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive it on or before March 15, 2017.

Our bylaws provide that a shareholder may nominate a candidate for election as a director at an annual meeting of shareholders, or propose business for consideration at such meeting outside of Rule 14a-8, only by written notice containing the information required by the bylaws delivered to the Secretary at our principal executive offices not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2017 annual meeting must be received by the Secretary on or after April 26, 2017, and no later than May 26, 2017. Proxies for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposal for which we do not receive a timely notice.

All proposals must be in writing and should be mailed to La-Z-Boy Incorporated, to the attention of the Corporate Secretary, One La-Z-Boy Drive, Monroe, MI 48162. A copy of the bylaws may be obtained by written request to the same address.

You may vote by mail, by telephone, or on the Internet. Your vote is important. Even if you plan to attend the meeting, please vote by proxy card, telephone, or computer as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

James P. Klarr, Secretary

Monroe, Michigan
July 13, 2016

We will send you a copy of our Form 10-K Annual Report for the fiscal year ended April 30, 2016, without charge if you send a written request to: Corporate Secretary, La-Z-Boy Incorporated, One La-Z-Boy Drive, Monroe, Michigan 48162. You also can obtain copies of our Form 10-K and the other reports we file with the SEC on our website at http://investors.la-z-boy.com or through the SEC’s website at www.sec.gov.

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MEETING INFORMATION

When:
August 24, 2016 at 9:30 am (local time)

Proposals to Be Voted On			Your Board Recommends

1.	Election of Nine Directors
	Kurt L. Darrow	H. George Levy, M.D.	VOTE FOR EACH OF THE NOMINEES
	Sarah M. Gallagher	W. Alan McCollough
	Edwin J. Holman	Lauren B. Peters
	Janet E. Kerr	Dr. Nido R. Qubein
Michael T. Lawton

2.	Approval of the Compensation of Our Named Executive Officers		VOTE FOR

3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017		VOTE FOR

Vote:

Online www.proxyvote.com	By Phone 1.800.690.6903	By Mail Completing, signing and returning your proxy card	In Person With proof of ownership and a valid photo ID

Where:
WRIGHT ROOM, WESTIN DETROIT METROPOLITAN AIRPORT

LA-Z-BOY INCORPORATED
ONE LA-Z-BOY DRIVE
MONROE, MI 48162-5138

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐

1.	Election of Directors

	Nominees

01	Kurt L. Darrow	02	Sarah M. Gallagher	03	Edwin J. Holman	04	Janet E. Kerr	05	Michael T. Lawton
06	H. George Levy, MD	07	W. Alan McCollough	08	Lauren B. Peters	09	Dr. Nido R. Qubein

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	To approve, on an advisory basis, the compensation of the Company's named executive officers as set forth in the Proxy Statement.	☐	☐	☐

3	Board's proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

NOTE: In their discretion the Proxies are authorzied to act upon such other business as may properly come before the meeting or any adjournment thereof.

When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

LA-Z-BOY INCORPORATED
Annual Meeting of Shareholders
August 24, 2016 9:30 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kurt L. Darrow and W. Alan McCullough, and both of them, Proxies with power of substitution to attend the Annual Meeting of the shareholders of La-Z-Boy Incorporated to be held at the Wright Room of the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Romulus, Michigan, August 24, 2016 at 9:30 A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the director nominees listed in Proposal 1, and FOR Proposals 2 and 3.

Continued and to be signed on reverse side